                                                               Exhibit (a)(1)(i)

                        THE SOUTHERN AFRICA FUND, INC.

               OFFER TO PURCHASE FOR CASH 228,270 OF ITS ISSUED
              AND OUTSTANDING SHARES AT NET ASSET VALUE PER SHARE

            THE OFFER WILL EXPIRE AT 12:00 MIDNIGHT EASTERN TIME ON
                 JUNE 12, 2001, UNLESS THE OFFER IS EXTENDED.

To the Stockholders of The Southern Africa Fund, Inc.:

  The Southern Africa Fund, Inc., a non-diversified, closed-end management investment company incorporated in Maryland (the "Fund"), is offering to purchase 228,270 of its issued and outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), to fulfill an undertaking made in connection with the initial public offering of the Shares. See Section 2. The offer is for cash at a price equal to the net asset value ("NAV") per Share determined as of the close of the regular trading session of the New York Stock Exchange, the principal market in which the Shares are traded (the "NYSE"), on the date after the date the offer expires, and is upon the terms and subject to the conditions set forth in this Offer to Purchase and the related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Offer"). The Offer will expire at 12:00 Midnight Eastern Time on June 12, 2001, unless extended. The Shares are traded on the NYSE under the symbol "SOA". The NAV as of the close of the regular trading session of the NYSE on May 11, 2001 was $14.06 per Share. During the pendency of the Offer, current NAV quotations can be obtained from EquiServe Trust Company, N.A. (the "Depositary"), by calling
(800) 426-5523 between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, Monday through Friday (except holidays).

          THIS OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE SECTION 3.

                             IMPORTANT INFORMATION

  Stockholders who desire to tender their Shares should either: (1) properly complete and sign the Letter of Transmittal (or a copy or facsimile thereof), provide thereon the original of any required signature guarantee(s) and mail or deliver it together with the Shares (in proper certificated or uncertificated form), any other documents required by the Letter of Transmittal, and a check in the amount of $25.00 payable to EquiServe Trust Company, N.A., Depositary (the "Processing Fee"); or (2) request their broker, dealer, commercial bank, trust company or other nominee to effect the transaction on their behalf. Stockholders who desire to tender Shares registered in the name of such a firm must contact that firm to effect a tender on their behalf. Tendering Stockholders will not be obligated to pay brokerage commissions in connection with their tender of Shares, but they may be charged a fee by such a firm for processing the tender(s). The Fund reserves the absolute right to reject tenders determined not to be in appropriate form or not accompanied by the Processing Fee.

  If you do not wish to tender your Shares, you need not take any action.

  NEITHER THE FUND NOR ITS BOARD OF DIRECTORS NOR ALLIANCE CAPITAL MANAGEMENT L.P. (THE "INVESTMENT MANAGER") NOR GENSEC ASSET MANAGEMENT (PTY) LTD. (THE "SUB-ADVISOR") MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND, ITS BOARD OF DIRECTORS, THE INVESTMENT MANAGER OR THE SUB-ADVISOR AS TO WHETHER STOCKHOLDERS SHOULD TENDER OR REFRAIN FROM TENDERING SHARES PURSUANT TO THE OFFER OR TO MAKE ANY REPRESENTATION OR TO GIVE ANY INFORMATION IN CONNECTION WITH THE OFFER OTHER THAN AS CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF MADE OR GIVEN, ANY SUCH RECOMMENDATION, REPRESENTATION OR INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, ITS BOARD OF DIRECTORS, THE INVESTMENT MANAGER OR THE SUB-ADVISOR. STOCKHOLDERS ARE URGED

TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES.

                   EQUISERVE TRUST COMPANY, N.A., DEPOSITARY

                       TELEPHONE NUMBER: (800) 426-5523

                                BY REGISTERED, CERTIFIED OR
                                 EXPRESS MAIL OR OVERNIGHT
BY FIRST CLASS MAIL:                     COURIER:                          BY HAND:

EquiServe Trust Company, N.A.  EquiServe Trust Company, N.A.        Securities Transfer &
Attn: Corporate Actions           Attn: Corporate Actions          Reporting Services, Inc.
P.O. Box 43025                      40 Campanelli Drive       c/o EquiServe Trust Company, N.A.
Providence, RI 02940-3025           Braintree, MA 02184          100 William Street, Galleria
                                                                      New York, NY 10038

          CORPORATE INVESTOR COMMUNICATIONS, INC., DISTRIBUTION AGENT

                       TELEPHONE NUMBER: (800) 346-7885
                         (Attention: Gloria Iatridis)

                              Distribution Center
                               111 Commerce Road
                       Carlstadt, New Jersey 07072-2586

                              SUMMARY TERM SHEET

              (Section references are to this Offer to Purchase)

This Summary Term Sheet highlights certain information concerning this tender offer. To understand the offer fully and for a more complete discussion of the terms and conditions of the offer, you should read carefully the entire Offer to Purchase and the related Letter of Transmittal.

What is the tender offer?

  . The Southern Africa Fund, Inc. (the "Fund") is offering to purchase 228,270 of its shares of Common Stock for cash at a price per share equal to the per share net asset value as of the close of the regular trading session of the NYSE on June 13, 2001 (or, if the offer is extended, on the date after the date to which the offer is extended) upon specified terms and subject to conditions as set forth in the tender offer documents.

When will the tender offer expire, and may the offer be extended?

  . The tender offer will expire at 12:00 Midnight Eastern Time on June 12, 2001, unless extended. The Fund may extend the period of time the offer will be open by issuing a press release or making some other public announcement by no later than the next business day after the offer otherwise would have expired. See Section 15.

What is the net asset value per Fund share as of a recent date?

  .  As of May 11, 2001, the net asset value per share was $14.06. See
     Section 8 of the Offer to Purchase for details. During the pendency of the transfer offer, current net asset value quotations can be obtained from EquiServe Trust Company, N.A. by calling (800) 426-5523 between 9:00 a.m. and 5:00 p.m. Eastern Time, Monday through Friday (except holidays).

Will the net asset value be higher or lower on the date that the price to be paid for tendered shares is to be determined?

  .  No one can accurately predict the net asset value at a future date.

How do I tender my shares?

  . If your shares are registered in your name, you should obtain the tender offer materials, including the Offer to Purchase and the related Letter of Transmittal, read them, and if you should decide to tender, complete a Letter of Transmittal and submit any other documents required by the Letter of Transmittal. These materials must be received by EquiServe Trust Company, N.A., the Depositary, in proper form before 12:00 Midnight Eastern Time on June 12, 2001 (unless the tender offer is extended by the Fund in which case the new deadline will be as stated in the public announcement of the extension). If your shares are held by a broker, dealer, commercial bank, trust company or other nominee (e.g., in "street name"), you should contact that firm to obtain the package of information necessary to make your decision, and you can only tender your shares by directing that firm to complete, compile and deliver the necessary documents for submission to the Depositary by June 12, 2001 (or if the offer is extended, the expiration date as extended). See
     Section 4.

Is there any cost to me to tender?

  . There is a $25.00 processing fee per tendering stockholder. A tender will not be a proper one unless a check payable to EquiServe Trust Company, N.A. for this fee accompanies the tender documents submitted to EquiServe Trust Company, N.A. The processing fee will be refunded only if no shares tendered are purchased pursuant to the offer. Your broker, dealer, commercial bank, trust company or other nominee may charge you additional fees according to its individual policies. See the Letter of Transmittal.

May I withdraw my shares after I have tendered them and, if so, by when?

  . Yes, you may withdraw your shares at any time prior to 5:00 P.M. Eastern Time on June 14, 2001 (or if the offer is extended, at any time prior to 5:00 P.M. Eastern Time on the second day on which the NYSE is open for trading after the new expiration date). Withdrawn shares may be re-tendered by following the tender procedures before the offer expires (including any extension period). In addition, if shares tendered have not by then been accepted for payment, you may withdraw your tendered shares at any time after July 11, 2001. See Section 5.

How do I withdraw tendered shares?

  . A notice of withdrawal of tendered shares must be timely received by EquiServe Trust Company, N.A., which specifies the name of the stockholder who tendered the shares, the number of shares being withdrawn (which must be all of the shares tendered) and, as regards share certificates which represent tendered shares that have been delivered or otherwise identified to EquiServe Trust Company, N.A., the name of the registered owner of such shares if different than the person who tendered the shares. See Section 5.

May I place any conditions on my tender of shares?

  .  No.

Is there a limit on the number of shares I may tender?

  . No. Also, your tender will be proper only if you tender all Fund shares you own or which you are considered to own under specified federal tax rules. See Sections 1 and 14.

What if more than 228,270 shares are tendered (and not timely withdrawn)?

  . The Fund will purchase duly tendered shares from tendering stockholders pursuant to the terms and conditions of the tender offer on a pro rata basis (disregarding fractions) in accordance with the number of shares tendered by each stockholder (and not timely withdrawn), unless the Fund determines not to purchase any shares. The Fund's present intention, if the tender offer is oversubscribed, is not to purchase more than 228,270 shares. See
     Section 1.

If I decide not to tender, how will the tender offer affect the Fund shares I hold?

  . Your percentage ownership interest in the Fund will increase after completion of the tender offer. See Section 11.

Does the Fund have the financial resources to make payment?

  . Yes. Although permitted to do so, the Fund does not expect to borrow money to finance the purchase of any tendered shares. See Section 7.

If shares I tender are accepted by the Fund, when will payment be made?

  . It is contemplated that payment for tendered shares, if accepted, will be made as soon as reasonably practicable after the expiration of the tender offer. See Section 6.

Is my sale of shares in the tender offer a taxable transaction?

  . For most stockholders, yes. All U.S. stockholders other than those who are tax-exempt who sell shares in the tender offer will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the cash they receive for the shares sold and their adjusted basis in the shares. The sale date for tax purposes will be the date the Fund accepts shares for purchase. See Section 14 for details, including the nature of the income or loss and the differing rules for U.S. and non-U.S. stockholders. Please consult your tax advisor as well.

Is the Fund required to complete the tender offer and purchase all shares tendered up to the number of shares tendered for?

  . Under most circumstances, yes. There are certain circumstances, however, in which the Fund will not be required to purchase any shares tendered as described in Section 3.

Is there any reason shares tendered would not be accepted?

  . In addition to those circumstances described in Section 3 in which the Fund is not required to accept tendered shares, the Fund has reserved the right to reject any and all tenders determined by it not to be in appropriate form. Tenders will be rejected if all shares actually and constructively (as determined under the Internal Revenue Code) owned by the tendering stockholder are not tendered or if the tender does not include the processing fee, original signature(s) or the original of any required signature guarantee(s).

How will tendered shares be accepted for payment?

  . Properly tendered shares, up to the number tendered for, will be accepted for payment by a determination of the Fund's Board of Directors followed by notice of acceptance to EquiServe Trust Company, N.A. which is thereafter to make payment as directed by the Fund with funds to be deposited with it by the Fund. See Section 6.

What action need I take if I decide not to tender my shares?

  .  None.

Does management encourage stockholders to participate in the tender offer, and will they participate in the tender offer?

  . No. Neither the Fund, its Board of Directors nor the Fund's investment manager or sub-advisor is making any recommendation to tender or not to tender shares in the tender offer. No director or officer of the Fund intends to tender shares. See Section 10.

Will this be my last opportunity to tender shares to the Fund?

  . Under the terms of the Fund's original prospectus undertaking, the Fund is also to conduct a tender offer during each year after 2001, subject to a policy that the Fund would not proceed with a tender offer in a particular year if Fund shares have traded on the NYSE at an average price (i) at or above their net asset value ("NAV") or at an average discount from NAV of less than 5% or (ii) at or above $15.00, all determined on the basis of the average market price per share and discounts as of the last trading day in each week during a period to be fixed by the Fund's Board of Directors of 12 calendar weeks prior to April 1 of the relevant year. Pursuant to the undertaking, the Fund may, but is not required to, conduct other tender offers. See Section 2.

How do I obtain information?

  . Questions and requests for assistance should be directed to EquiServe Trust Company, N.A., the Depository for the tender offer, toll free at
     (800) 426-5523. Requests for additional copies of the Offer to Purchase, the Letter of Transmittal and all other tender offer documents should be directed to Corporate Investor Communications, Inc., the Distribution Agent for the tender offer, toll free at (800) 346-7885 (Attention:
     Gloria Iatridis). If you do not own shares directly, you should obtain this information and the documents from your broker, dealer, commercial bank, trust company or other nominee, as appropriate.

                               TABLE OF CONTENTS

 Section                                                                  Page
 -------                                                                  ----
  1. Price; Number of Shares............................................    7
  2. Purpose of the Offer; Plans or Proposals of the Fund...............    7
  3. Certain Conditions of the Offer....................................    8
  4. Procedures for Tendering Shares....................................    9
     a.Proper Tender for Shares.........................................    9
     b.Signature Guarantees and Method of Delivery......................    9
     c.Dividend Reinvestment Plan.......................................   10
     d.Book-Entry Delivery..............................................   10
     e.Guaranteed Delivery..............................................   11
     f.Determinations of Validity.......................................   11
     g.United States Federal Income Tax Withholding.....................   12
  5. Withdrawal Rights..................................................   12
  6. Payment for Shares.................................................   13
  7. Source and Amount of Funds.........................................   13
  8. Price Range of Shares; Dividends/Distributions.....................   14
  9. Selected Financial Information.....................................   14
     Interest of Directors, Executive Officers and Certain Related
 10. Persons............................................................   16
 11. Certain Effects of the Offer.......................................   17
 12. Certain Information about the Fund.................................   17
 13. Additional Information.............................................   17
 14. Certain United States Federal Income Tax Consequences..............   17
 15. Amendments; Extension of Tender Period; Termination................   19
 16. Miscellaneous......................................................   19

Exhibit A: Audited Financial Statements of the Fund for the Fiscal Years ended
         November 30, 2000 and November 30, 1999.

  1. Price; Number of Shares. Upon the terms and subject to the conditions of the Offer, the Fund will accept for payment and purchase for cash up to 228,270 of its issued and outstanding Shares that are properly tendered prior to 12:00 Midnight Eastern Time on June 12, 2001 (and not withdrawn in accordance with Section 5). The Fund reserves the right to amend, extend or terminate the Offer. See Sections 3 and 15. The Fund will not be obligated to purchase Shares pursuant to the Offer under certain circumstances. See Section
3. The later of June 12, 2001 or the latest date to which the Offer is extended is hereinafter called the "Expiration Date." The purchase price of the Shares will be their NAV per Share determined as of the close of the regular trading session of the NYSE on the date after the Expiration Date. The Fund will not pay interest on the purchase price under any circumstances. The NAV as of the close of the regular trading session of the NYSE on May 11, 2001 was $14.06 per Share. During the pendency of the Offer, current NAV quotations can be obtained from the Depositary by calling (800) 426-5523 between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, Monday through Friday (except holidays).

  The Offer is being made to all Stockholders and is not conditioned upon Stockholders tendering in the aggregate any minimum number of Shares. Pursuant to the Fund's Prospectuses dated February 25, 1994 (the "Prospectus"), however, a Stockholder wishing to accept the Offer is required to tender all (but not less than all) Shares owned by the Stockholder and all Shares attributed to the Stockholder for federal income tax purposes under Section 318 of the Internal Revenue Code of 1986, as amended (the "Code"), as of the date of purchase of Shares by the Fund pursuant to the Offer. See Section 14 concerning the tax consequences of tendering Shares.

  If more than 228,270 Shares are duly tendered pursuant to the Offer (and not withdrawn as provided in Section 5), unless the Fund determines not to purchase any Shares, the Fund will purchase Shares from tendering Stockholders, in accordance with the terms and conditions specified in the Offer, on a pro rata basis (disregarding fractions), in accordance with the number of Shares duly tendered by or on behalf of each Stockholder (and not so withdrawn). If Shares duly tendered by or on behalf of a Stockholder include Shares held pursuant to the Fund's Dividend Reinvestment Plan, the proration will be applied first with respect to other Shares tendered and only thereafter, if and as necessary, with respect to Shares held pursuant to that Plan. The Fund does not contemplate extending the Offer and increasing the number of Shares covered thereby by reason of more than 228,270 Shares having been tendered.

  On May 11, 2001, there were 4,565,396 Shares issued and outstanding, and there were 87 holders of record of Shares. Certain of these holders of record were brokers, dealers, commercial banks, trust companies and other institutions that held Shares in nominee name on behalf of multiple beneficial owners.

  2. Purpose of the Offer; Plans or Proposals of the Fund. The purpose of the Offer is to fulfill an undertaking made in connection with the initial public offering of the Shares, as set forth in the Fund's Prospectus. In the Prospectus, the Fund indicated that, in recognition of the possibility that the Shares might trade at a discount to NAV, the Fund's Board of Directors (the "Board of Directors" or the "Board") had determined that it would be in the interest of Stockholders to take action to attempt to reduce or eliminate a market value discount from NAV.

  In this regard, in the Prospectus, the Fund undertook to conduct a tender offer for Shares during the second quarter of 1997 and each year thereafter subject to a policy that the Fund would not proceed with the tender offer in a particular year if Shares have traded on the principal securities exchange where Shares are listed (at present the NYSE) at an average price (i) at or above NAV or at an average discount from NAV of less than 5% or (ii) at or above $15.00 (i.e., the initial public offering price per Share), all determined on the basis of the average market prices per Share and discounts as of the last trading day in each week (a "weekly valuation day") during a period of 12 calendar weeks prior to April 1 of the relevant year (the "Measurement Period"). On August 11, 2000, the Board fixed as the Measurement Period for purposes of determining whether a mandatory tender offer was required to be conducted during the second quarter of 2001, the 12 weeks ended December 29, 2000. The average trading price of the Shares on the weekly valuation days during the Measurement Period was approximately $11.90 per Share, and the average NAV per Share on the same days was approximately $15.76, reflecting an average discount of approximately 24.46%. Accordingly, the Fund is conducting the Offer.

  In addition to tender offers pursuant to the above-described undertaking, the Board considers each quarter the making of from time to time other tender offers for Shares at NAV and open market repurchases of Shares. There can be no assurance that the Board will authorize any such action. The Fund previously announced that the Board has authorized the Fund's repurchase of Shares at such times and in such amounts as Fund management believes will further the purposes of enhancing stockholder value and reducing the discount at which the Fund's shares trade from their NAV, subject to Board review. No shares have to date been repurchased pursuant to this authorization. Whether any Shares will be so repurchased and, if so, the number thereof and the timing of the repurchases have yet to be determined. There can be no assurance that the Offer, other Share tender offers, any Share repurchases or the prospect of such actions will result in the Shares trading at a price equal to their NAV. The market price of the Shares will be determined by, among other things, the relative demand for and supply of Shares in the market, the Fund's investment performance, the Fund's dividends and yield, and investor perception of the Fund's overall attractiveness as an investment as compared with other investment alternatives.

  Except as set forth above, as referred to in Section 7 or in connection with the operation of the Fund's Dividend Reinvestment Plan, the Fund does not have any present plans or proposals and is not engaged in any negotiations that relate to or would result in (a) any extraordinary transaction, such as a merger, reorganization or liquidation, involving the Fund or any of its subsidiaries; (b) other than in connection with transactions in the ordinary course of the Fund's operations and for purposes of funding the Offer, any purchase, sale or transfer of a material amount of assets of the Fund or any of its subsidiaries; (c) any material change in the Fund's present dividend rate or policy, or indebtedness or capitalization of the Fund; (d) any change in the composition of the Board or management of the Fund, including, but not limited to, any plans or proposals to change the number or the term of members of the Board, to fill any existing vacancies on the Board or to change any material term of the employment contract of any executive officer; (e) any other material change in the Fund's corporate structure or business, including any plans or proposals to make any changes in the Fund's investment policy for which a vote would be required by Section 13 of the Investment Company Act of 1940, as amended (the "1940 Act"); (f) any class of equity securities of the Fund to be delisted from a national securities exchange or to cease to be authorized to be quoted in an automated quotations system operated by a national securities association; (g) any class of equity securities of the Fund becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act; (h) the suspension of the Fund's obligation to file reports pursuant to Section 15(d) of the Exchange Act; (i) the acquisition by any person of additional securities of the Fund, or the disposition of securities of the Fund; or (j) any changes in the Fund's charter, bylaws or other governing instruments or other actions that could impede the acquisition of control of the Fund.

  3. Certain Conditions of the Offer. Notwithstanding any other provision of the Offer or the Prospectus, the announced policy of the Board, which may be changed by the Board, is that the Fund will not purchase shares pursuant to the Offer if (a) such transaction, if consummated, would (i) result in the delisting of the Shares from the NYSE (the NYSE having advised the Fund that it would consider delisting if the aggregate market value of the outstanding publicly held Shares is less than $5,000,000, the number of publicly held Shares falls below 600,000 or the number of holders of 100 Shares or more falls below 1,200) or (ii) impair the Fund's status as a regulated investment company under the Code (which would make the Fund a taxable entity, causing the Fund's income to be taxed at the corporate level in addition to the taxation of Stockholders who receive dividends from the Fund); (b) the Fund would not be able to liquidate portfolio securities in an orderly manner and consistent with the Fund's investment objective and policies in order to purchase Shares tendered pursuant to the Offer; (c) there is any (i) material legal action or proceeding instituted or threatened which challenges, in the Board's judgment, the Offer or otherwise materially adversely affects the Fund, (ii) suspension of or limitation on prices for trading securities generally on the NYSE or any foreign exchange on which portfolio securities of the Fund are traded, (iii) declaration of a banking moratorium by Federal, state or foreign authorities or any suspension of payment by banks in the United States, New York State or in a foreign country which is material to the Fund, (iv) limitation which affects the Fund or the issuers of its portfolio securities imposed by Federal, state or foreign authorities on the extension of credit by lending institutions or on the exchange of foreign currencies,

(v) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any foreign country that is material to the Fund, or (vi) other event or condition which, in the Board's judgment, would have a material adverse effect on the Fund or its Stockholders if Shares tendered pursuant to the Offer were purchased; or
(d) the Board determines that effecting the transaction would constitute a breach of their fiduciary duty owed the Fund or its stockholders. The Board may modify these conditions in light of experience.

  The foregoing conditions are for the Fund's sole benefit and may be asserted by the Fund regardless of the circumstances giving rise to any such condition (including any action or inaction of the Fund), and any such condition may be waived by the Fund, in whole or in part, at any time and from time to time in its reasonable judgment. The Fund's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Fund concerning the events described in this Section 3 shall be final and binding.

  The Fund reserves the right, at any time during the pendency of the Offer, to amend, extend or terminate the Offer in any respect. See Section 15.

  4. Procedures for Tendering Shares.

  a. Proper Tender for Shares. For Shares to be properly tendered pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or a copy or facsimile thereof) bearing original signature(s) and the original of any required signature guarantee(s), all Shares actually, or as determined under Section 318 of the Code constructively, owned by the tendering Stockholder (see Sections 1 and 14) (in proper certificated or uncertificated form), any other documents required by the Letter of Transmittal and the Processing Fee must be received by the Depositary at the appropriate address set forth on page 2 of this Offer before 12:00 Midnight Eastern Time on the Expiration Date. Letters of Transmittal and certificates representing tendered Shares should not be sent or delivered to the Fund. Stockholders who desire to tender Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact that firm to effect a tender on their behalf.

  Section 14(e) of the Exchange Act and Rule 14e-4 promulgated thereunder make it unlawful for any person, acting alone or in concert with others, directly or indirectly, to tender Shares in a partial tender offer for such person's own account unless at the time of tender, and at the time the Shares are accepted for payment, the person tendering has a net long position equal to or greater than the amount tendered in (a) Shares and will deliver or cause to be delivered such Shares for the purpose of tender to the Fund within the period specified in the Offer, or (b) an equivalent security and, upon the acceptance of his or her tender, will acquire Shares by conversion, exchange, or exercise of such equivalent security to the extent required by the terms of the Offer, and will deliver or cause to be delivered the Shares so acquired for the purpose of tender to the Fund prior to or on the Expiration Date. Section 14(e) and Rule 14e-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

  The acceptance of Shares by the Fund for payment will constitute a binding agreement between the tendering Stockholder and the Fund upon the terms and subject to the conditions of the Offer, including the tendering Stockholder's representation that the Stockholder has a net long position in the Shares being tendered within the meaning of Rule 14e-4 and that the tender of such Shares complies with Rule 14e-4.

  b. Signature Guarantees and Method of Delivery. No signature guarantee is required if (a) the Letter of Transmittal is signed by the registered holder(s) (including, for purposes of this document, any participant in The Depository Trust Company ("DTC") book-entry transfer facility whose name appears on DTC's security position listing as the owner of Shares) of the Shares tendered thereby, unless such holder(s) has completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal or (b) the Shares tendered are tendered for the account of a firm (an "Eligible Institution") which is a broker, dealer, commercial bank, credit union, savings association or other entity and which is a member in good standing of a stock transfer association's approved medallion program (such as STAMP, SEMP or MSP). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5 of the Letter of Transmittal.

  If the Letter of Transmittal is signed by the registered holder(s) of the Shares tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) for the Shares tendered without alteration, enlargement or any change whatsoever.

  If any of the Shares tendered thereby are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

  If any of the tendered Shares are registered in different names (including Shares constructively owned by the tendering Stockholder as determined under
Section 318 of the Code which must also be tendered--see Sections 1 and 14), it is necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

  If the Letter of Transmittal or any certificates for Shares tendered or stock powers relating to Shares tendered are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority so to act must be submitted.

  If the Letter of Transmittal is signed by the registered holder(s) of the Shares transmitted therewith, no endorsements of certificates or separate stock powers with respect to such Shares are required unless payment is to be made to, or certificates for Shares not purchased are to be issued in the name of, a person other than the registered holder(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution.

  If the Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed thereon, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s) for the Shares involved. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution. See Section 6.

  c. Dividend Reinvestment Plan. The Bank of New York, the Fund's Transfer Agent, holds Shares in uncertificated form for certain Stockholders pursuant to the Fund's Dividend Reinvestment Plan. In addition to tendering all of their other Shares, Stockholders wishing to accept the Offer must tender all such uncertificated Shares. See Section 1 concerning the manner in which any necessary proration will be made.

  d. Book-Entry Delivery. The Depositary has established an account with respect to the Shares at DTC for purposes of the Offer. Any financial institution that is a participant in the DTC system may make book-entry delivery of tendered Shares by causing DTC to transfer such Shares into the Depositary's account at DTC in accordance with DTC's procedures for such transfers. However, although delivery of Shares may be effected through book-entry transfer into the Depositary's account at DTC, a Letter of Transmittal (or a copy or facsimile thereof) properly completed and bearing original signature(s) and the original of any required signature guarantee(s), or an Agent's Message (as defined below) in connection with a book-entry transfer, any other documents required by the Letter of Transmittal and the Processing Fee, must in any case be received by the Depositary prior to 12:00 Midnight Eastern Time on the Expiration Date at one of its addresses set forth on page 2 of this Offer, or the tendering Stockholder must comply with the guaranteed delivery procedures described below.

  The term "Agent's Message" means a message from DTC transmitted to, and received by, the Depositary forming a part of a timely confirmation of a book-entry transfer of Shares (a "Book-Entry Confirmation") which states that (a) DTC has received an express acknowledgment from the DTC participant tendering the Shares that are the subject of the Book-Entry Confirmation, (b) the DTC participant has received and agrees to be bound by the terms of the Letter of Transmittal, and (c) the Fund may enforce such agreement against the DTC participant.

  Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the Depositary.

  e. Guaranteed Delivery. Notwithstanding the foregoing, if a Stockholder desires to tender Shares pursuant to the Offer and the certificates for the Shares to be tendered are not immediately available, or time will not permit the Letter of Transmittal and all documents required by the Letter of Transmittal to reach the Depositary prior to 12:00 Midnight Eastern Time on the Expiration Date, or a Stockholder cannot complete the procedures for delivery by book-entry transfer on a timely basis, then such Stockholder's Shares may nevertheless be tendered, provided that all of the following conditions are satisfied:

    (i) the tender is made by or through an Eligible Institution; and

    (ii) a properly completed and duly executed Notice of Guaranteed Delivery in the form provided by the Fund is received by the Depositary prior to 12:00 Midnight Eastern Time on the Expiration Date; and

    (iii) the certificates for all such tendered Shares, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, as the case may be, together with a Letter of Transmittal (or a copy or facsimile thereof) properly completed and bearing original signature(s) and the original of any required signature guarantee(s) (or, in the case of a book-entry transfer, an Agent's Message), any documents required by the Letter of Transmittal and the Processing Fee, are received by the Depositary prior to 5:00 P.M. Eastern Time on the second NYSE trading day after the date of execution of the Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution and a representation that the Stockholder owns the Shares tendered within the meaning of, and that the tender of the Shares effected thereby complies with, Rule 14e-4 under the Exchange Act, each in the form set forth in the Notice of Guaranteed Delivery.

  THE METHOD OF DELIVERY OF ANY DOCUMENTS, INCLUDING SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING STOCKHOLDER. IF DOCUMENTS ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. Stockholders have the responsibility to cause their Shares tendered (in proper certificated or uncertificated form), the Letter of Transmittal (or a copy or facsimile thereof) properly completed and bearing original signature(s) and the original of any required signature guarantee(s), any other documents required by the Letter of Transmittal and the Processing Fee, to be timely delivered. Timely delivery is a condition precedent to acceptance of Shares for purchase pursuant to the Offer and to payment of the purchase amount.

  Notwithstanding any other provision hereof, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of Share certificates evidencing such Shares or a Book-Entry Confirmation of the delivery of such Shares (if available), a Letter of Transmittal (or a copy or facsimile thereof) properly completed and bearing original signature(s) and the original of any required signature guarantee(s) or, in the case of a book-entry transfer, an Agent's Message, any other documents required by the Letter of Transmittal and the Processing Fee.

  f. Determinations of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined not to be in appropriate form or not accompanied by the Processing Fee or to refuse to accept for payment, purchase, or pay for, any Shares if, in the opinion of the Fund's counsel, accepting, purchasing or paying for such Shares would be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender, whether generally or with respect to any particular Share(s) or Stockholder(s). The Fund's interpretations of the terms and conditions of the Offer shall be final and binding.

  NEITHER THE FUND, ITS BOARD OF DIRECTORS, THE INVESTMENT MANAGER, THE SUB-ADVISOR, THE DEPOSITARY NOR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

  g. United States Federal Income Tax Withholding. To prevent the imposition of U.S. federal backup withholding tax equal to 31% of the gross payments made pursuant to the Offer, prior to such payments each Stockholder accepting the Offer who has not previously submitted to the Fund a correct, completed and signed Form W-9 (for U.S. Stockholders) or Form W-8BEN (or, if appropriate, Form W-8IMY) (for non-U.S. Stockholders), or otherwise established an exemption from such withholding, must submit the appropriate form to the Depositary. See Section 14.

  Under certain circumstances (see Section 14), the Depositary will withhold a tax equal to 30% of the gross payments payable to a non-U.S. Stockholder unless the Depositary determines that a reduced rate of withholding or an exemption from withholding is applicable. (Exemption from backup withholding tax does not exempt a non-U.S. Stockholder from the 30% withholding tax.) For this purpose, a Non-U.S. Stockholder, is, in general, a Stockholder that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of the source of such income, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust (a "Non-U.S. Stockholder"). The Depositary will determine a Stockholder's status as a Non-U.S. Stockholder and the Stockholder's eligibility for a reduced rate of, or an exemption from, withholding by reference to any outstanding certificates or statements concerning such eligibility, unless facts and circumstances indicate that such reliance is not warranted. A Non-U.S. Stockholder that has not previously submitted the appropriate certificates or statements with respect to a reduced rate of, or exemption from, withholding for which such Stockholder may be eligible should consider doing so in order to avoid over-withholding. See
Section 14.

  5. Withdrawal Rights. At any time prior to 5:00 P.M. Eastern Time on the second day on which the NYSE is open for trading after the Expiration Date, and, if the Shares have not by then been accepted for payment by the Fund, at any time after July 11, 2001, any Stockholder may withdraw all, but not less than all, of the Shares that the Stockholder has tendered.

  To be effective, a written notice of withdrawal of Shares tendered must be timely received by the Depositary at the appropriate address set forth on page 2 of this Offer. Stockholders may also send a facsimile transmission notice of withdrawal, which must be timely received by the Depositary at (781) 575-4826, and the original notice of withdrawal must be delivered to the Depositary by overnight courier or by hand the next day. Any notice of withdrawal must specify the name(s) of the person having tendered the Shares to be withdrawn, the number of Shares to be withdrawn (which may not be less than all of the Shares tendered by the Stockholder--See Sections 1 and 14) and, if one or more certificates representing such Shares have been delivered or otherwise identified to the Depositary, the name(s) of the registered owner(s) of such Shares as set forth in such certificate(s) if different from the name(s) of the person tendering the Shares. If one or more certificates have been delivered to the Depositary, then, prior to the release of such certificate(s), the certificate number(s) shown on the particular certificate(s) evidencing such Shares must also be submitted and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution.

  All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by the Fund in its sole discretion, which determination shall be final and binding. Shares properly withdrawn will not thereafter be deemed to be tendered for purposes of the Offer. Withdrawn Shares, however, may be re-tendered by following the procedures described in Section 4 prior to 12:00 Midnight Eastern Time on the Expiration Date. Except as otherwise provided in this Section 5, tenders of Shares made pursuant to the Offer will be irrevocable.

  NEITHER THE FUND, ITS BOARD OF DIRECTORS, THE INVESTMENT MANAGER, THE SUB-ADVISOR, THE DEPOSITARY NOR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY NOTICE OF WITHDRAWAL, NOR SHALL ANY OF THEM INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

  6. Payment for Shares. For purposes of the Offer, the Fund will be deemed to have accepted for payment and purchased Shares that are tendered (and not withdrawn in accordance with Section 5 pursuant to the Offer) when, as and if it gives oral or written notice to the Depositary of its acceptance of such Shares for payment pursuant to the Offer. Under the Exchange Act, the Fund is obligated to pay for or return tendered Shares promptly after the termination, expiration or withdrawal of the Offer. Upon the terms and subject to the conditions of the Offer, the Fund will pay for Shares properly tendered as soon as practicable after the Expiration Date. The Fund will make payment for Shares purchased pursuant to the Offer by depositing the aggregate purchase price therefor with the Depositary, which will make payment to Stockholders promptly as directed by the Fund. The Fund will not pay interest on the purchase price under any circumstances.

  In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of: (a) a Letter of Transmittal (or a copy thereof) properly completed and bearing original signature(s) and any required signature guarantee(s), (b) such Shares (in proper certificated or uncertificated form), (c) any other documents required by the Letter of Transmittal and (d) the Processing Fee. Stockholders may be charged a fee by a broker, dealer or other institution for processing the tender requested. Certificates representing Shares tendered but not purchased will be returned promptly following the termination, expiration or withdrawal of the Offer, without further expense to the tendering Stockholder. The Fund will pay any transfer taxes payable on the transfer to it of Shares purchased pursuant to the Offer. If, however, tendered Shares are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of any such transfer taxes (whether imposed on the registered owner or such other person) payable on account of the transfer to such person of such Shares will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted. The Fund may not be obligated to purchase Shares pursuant to the Offer under certain conditions. See Section 3.

  Any tendering Stockholder or other payee who has not previously submitted a correct, completed and signed Form W-8BEN (or, if appropriate, Form W-8IMY) or Form W-9, as necessary, and who fails to complete fully and sign either the Form W-8BEN (or, if appropriate, Form W-8IMY) or Form W-9 in the Letter of Transmittal and provide that form to the Depositary, may be subject to federal backup withholding tax of 31% of the gross proceeds paid to such Stockholder or other payee pursuant to the Offer. See Section 14 regarding this tax as well as possible withholding at the rate of 30% (or lower applicable treaty rate) on the gross proceeds payable to tendering Non-U.S. Stockholders.

  7. Source and Amount of Funds. The total cost to the Fund of purchasing 228,270 of its issued and outstanding Shares pursuant to the Offer would be $3,209,476 (based on a price per Share of $14.06, the NAV as of the close of the regular trading session of the NYSE on May 11, 2001). On May 11, 2001, the aggregate value of the Fund's net assets was $64,181,200.

  To pay the aggregate purchase price of Shares accepted for payment pursuant to the Offer, the Fund anticipates that funds will first be derived from any cash on hand and then from the proceeds from the sale of portfolio securities held by the Fund. The selection of which portfolio securities to sell, if any, will be made by the Investment Manager, taking into account investment merit, relative liquidity and applicable investment restrictions and legal requirements. Although the Fund is authorized to borrow money to finance the purchase of Shares, the Board believes that the Fund will have sufficient resources through cash on hand and the disposition of assets to purchase Shares in the Offer without utilizing such borrowing. However, the Fund reserves the right to finance a portion of the Offer through temporary borrowing.

  The purchase of Shares by the Fund will decrease the net assets of the Fund and, therefore, have the effect of increasing the Fund's expense ratio. In addition, the purchases may have an adverse effect on the Fund's investment performance.

  Because the Fund may sell portfolio securities to raise cash for the purchase of Shares, during the pendency of the Offer, and possibly for a short time thereafter, the Fund may hold a greater than normal percentage of its assets in cash and cash equivalents, which would tend to decrease the Fund's net income. As of May 11, 2001, cash and cash equivalents constituted approximately 2.1% of the Fund's total assets.

  Under some market circumstances, it may be necessary for the Fund to raise cash by liquidating portfolio securities in a manner that could reduce the market value of such securities and, thus, reduce both the NAV of the Shares and the proceeds from the sale of such securities. Liquidating portfolio securities, if necessary, may also lead to the premature disposition of portfolio investments and additional transaction costs. Depending upon the timing of such sales, any such decline in NAV may adversely affect any tendering Stockholders whose Shares are accepted for purchase by the Fund, as well as those Stockholders who do not sell Shares pursuant to the Offer. Stockholders who retain their Shares may be subject to certain other effects of the Offer. See Section 11.

  8. Price Range of Shares; Dividends/Distributions. The following table sets forth, for the periods indicated, the high and low NAVs per Share and the high and low closing sale prices per Share as reported on the NYSE Composite Tape, and the amounts of cash dividends/distributions per Share paid during such periods.

                                Net Asset Value   Market Price
                                --------------- -----------------  Dividends/
 Fiscal Year (ending November    High     Low     High     Low    Distributions
              30)               --------------- -------- -------- -------------
1999
  1st Quarter..................  $12.28  $10.68 $10.125  $ 8.8125    $ .383
  2nd Quarter..................   14.24   11.60  12.50     9.75         0
  3rd Quarter..................   15.11   13.39  12.50    11.125        0
  4th Quarter..................   17.04   14.14  13.3125  10.8125       0
2000
  1st Quarter..................   23.81   17.01  19.00    13.25        .049
  2nd Quarter..................   21.39   15.98  16.875   11.875        0
  3rd Quarter..................   19.53   16.97  14.00    12.25         0
  4th Quarter..................   19.83   14.72  14.125   11.25         0
2001
  1st Quarter..................   15.75   13.79  12.25    10.75       1.589
  2nd Quarter (through May 11,
   2001).......................   14.80   12.57  11.57    10.36         0

  As of the close of business on May 11, 2001, the Fund's NAV was $14.06 per Share, and the high, low and closing prices per Share on the NYSE on that date were $11.20, $11.10 and $11.20, respectively. During the pendency of the Offer, current NAV quotations can be obtained by contacting the Depositary in the manner indicated in Section 1.

  The tendering of Shares, unless and until shares tendered are accepted for payment and purchase, will not affect the record ownership of any such tendered Shares for purposes of entitlement to any dividends payable by the Fund.

  9. Selected Financial Information. Set forth below is a summary of selected financial information for the Fund as of and for the fiscal years ended November 30, 2000 and November 30, 1999, and for the quarters ended February 28, 2001 and February 29, 2000. The information with respect to the two fiscal years has been excerpted from the Fund's audited financial statements contained in its Annual Reports to Stockholders for these years, and the information with respect to the two quarters has been excerpted from the Fund's unaudited financial statements for these periods. A copy of the two audited statements is included as Exhibit A to this Offer to Purchase. The summary of selected financial information set forth below is qualified in its entirety by reference to such statements and the financial information, the notes thereto and related matter contained therein.

                   SUMMARY OF SELECTED FINANCIAL INFORMATION

                        For the Periods Indicated Below

                            Year Ended      Year Ended     Quarter Ended     Quarter Ended
                           November 30,    November 30,    February 28,      February 29,
                               2000            1999            2001              2000
                           ------------    ------------    -------------     -------------
                            (Audited)       (Audited)       (Unaudited)       (Unaudited)
STATEMENT OF OPERATIONS
 Investment income.......  $ 2,211,411     $ 2,185,484      $   147,712      $    276,036
 Expenses................    1,688,259       1,763,558          353,443           466,532
                           -----------     -----------      -----------      ------------
 Net investment income
  (loss).................      523,152         421,926         (205,731)         (190,496)
                           -----------     -----------      -----------      ------------
 Net gain (loss) on
  investments and foreign
  currency transactions..   (9,737,165)     26,690,648        6,415,965        21,902,155
                           -----------     -----------      -----------      ------------
 Net increase (decrease)
  in net assets from
  operations.............  $(9,214,013)    $27,112,574      $ 6,210,234      $ 21,711,659
                           ===========     ===========      ===========      ============
STATEMENT OF ASSETS AND
 LIABILITIES (AT END OF
 PERIOD)
 Total assets............  $67,736,399     $83,679,279      $66,915,308      $106,878,176
 Total liabilities.......      555,780       2,919,881          778,869         4,642,598
                           -----------     -----------      -----------      ------------
 Net assets..............  $67,180,619     $80,759,398      $66,136,439      $102,235,578
                           ===========     ===========      ===========      ============
 Net asset value per
  share..................  $     14.72     $     16.80      $     14.49      $      21.27
 Shares outstanding......    4,565,396       4,805,680        4,565,396         4,805,680
SELECTED DATA FOR A SHARE
 OUTSTANDING THROUGHOUT
 EACH PERIOD
 Income From Investment
  Operations
  Net investment income
  (loss).................  $       .11(a)  $       .08(a)   $      (.05)     $       (.04)
 Net realized and
  unrealized gain (loss)
  on investments and
  foreign currency
  transactions...........        (2.14)           4.90             1.41              4.56
                           -----------     -----------      -----------      ------------
 Net increase (decrease)
  in net asset value from
  operations.............        (2.03)           4.98             1.36              4.52
                           -----------     -----------      -----------      ------------
Dividends and
 Distributions
 Dividends from net
  investment income......         (.05)           (.05)            (.30)             (.05)
 Distribution from net
  realized gains on
  investments and foreign
  currency transactions..            0               0            (1.29)                0
 Distributions in excess
  of net realized gains
  on investments and
  foreign currency
  transactions...........            0            (.30)               0                 0
 Tax return of capital...            0            (.03)               0                 0
                           -----------     -----------      -----------      ------------
 Total dividends and
  distributions..........         (.05)           (.38)           (1.59)             (.05)
                           -----------     -----------      -----------      ------------
 Net asset value, end of
  period.................  $     14.72     $     16.80      $     14.49      $      21.27
                           -----------     -----------      -----------      ------------
 Market value, end of
  period.................  $     11.25     $   13.3125      $     11.46      $    17.1875
                           -----------     -----------      -----------      ------------
RATIOS
 Expenses to average net
  assets.................         1.93%           2.39%            2.12%(b)          1.93%(b)
 Net investment income to
  average net assets.....          .60%            .57%           (1.24)%(b)         (.79)%(b)
TOTAL INVESTMENT RETURN
 Total investment return
  based on:(c)
 Market value............       (15.24)%         37.53%           18.59%            33.05%
 Net asset value.........       (12.11)%         43.15%           14.60%            30.47%

--------
(a) Based on average shares outstanding.
(b) Annualized.
(c) Total investment return is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of the period reported. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at prices obtained under the Fund's Dividend Reinvestment Plan. Generally, total investment return based on net asset value will be higher than the total investment return based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment return based on net asset value will be lower than total investment return based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. Total investment return calculated for a period of less than one year is not annualized.

  10. Interest of Directors, Executive Officers and Certain Related
Persons. The directors and executive officers of the Fund and the aggregate number and percentage of the Shares each of them beneficially owns is set forth in the table below. The address of each of them is in care of the Fund at 1345 Avenue of the Americas, New York, New York 10105. There is a policy applicable to all investment companies to which the Investment Manager provides investment advisory services contemplating, in the case of the Fund, that the directors of the Fund will each invest at least $10,000 in Shares. In the case of the Fund, there are practical difficulties relating to the current exchange control restrictions in certain Southern African countries which tend to inhibit residents of such countries in engaging in transactions in Fund shares. As of May 11, 2001, certain of the directors had not yet invested this amount in Shares, and the directors of the Fund as a group beneficially owned less than 1% of the Shares. The Investment Manager does not own any Shares.

                                                     Number of   Percentage of
                                                       Shares       Shares
                                                    Beneficially Beneficially
                 Name and Position                     Owned         Owned
                 -----------------                  ------------ -------------
Edmund P. Bergan, Jr., Secretary...................         0           0
Norman S. Bergel, Senior Vice President............         0           0
Mark H. Breedon, Senior Vice President.............         0           0
T.N. Chapman, Director.............................       925        .020
Prof. Dennis Davis, Director.......................         0           0
Dr. Willem de Klerk, Director......................       470        .010
Mark D. Gersten, Treasurer and Chief Financial
 Officer...........................................         0           0
David D.T. Hatendi, Director.......................         0           0
Wendy N. Luhabe, Director..........................         0           0
Ronnie Masson, Director............................         0           0
Sam N. Montsi, Director............................         0           0
Frank Savage, Director.............................       850        .018
Gloria T. Serobe, Director.........................         0           0
Gerrit Smit, Director..............................         0           0
Dave H. Williams, Chairman and President...........    10,000        .219
Dr. Reba W. Williams, Director.....................    10,000        .219
Peter G.A. Wrighton, Director......................     1,140        .024

  Pursuant to an Investment Management Agreement dated February 25, 1994 (as amended April 30, 1998), with the Investment Manager (a copy of which is referenced as an exhibit to Schedule TO filed with the Securities and Exchange Commission--See Section 13), the Fund employs the Investment Manager to manage the investment and reinvestment of the assets of the Fund. The Investment Manager, whose business address and telephone numbers are 1345 Avenue of the Americas, New York, New York 10105 and (212) 969-1000, has been the Fund's investment manager since the Fund's commencement of operations. For services provided by the Investment Manager under the Investment Management Agreement, the Fund pays the Investment Manager a fee at an annualized rate of either (i)
 .81% of the Fund's average weekly net assets if 90% or less of the Fund's average weekly net assets are invested in securities of Republic of South Africa issuers as defined in the Fund's Prospectus ("South African issuers") or (ii) the sum of (a) .80% of the Fund's average weekly net assets and (b)
 .10% of the Fund's average weekly net assets not invested in securities of South African issuers if greater than 90% of the Fund's average weekly net assets are invested in securities of South African issuers. In addition, pursuant to a Sub-Advisory Agreement dated as of February 25, 1994 (as amended as of April 30, 1998) with the Investment Manager and the Sub-Advisor (formerly Sanlam Asset Management (Gibraltar) Limited), the Fund employs the Sub-Advisor to furnish to the Fund and the Investment Manager certain information, investment recommendations, advice and assistance concerning securities of South Africa issuers and certain other information. For services provided by the Sub-Advisor under the Sub-Advisory Agreement, the Fund pays the Sub-Advisor a fee at an annualized rate of .30% of the greater of (i) the Fund's average weekly net assets invested in securities of South African issuers or (ii) 90% of the Fund's average weekly net assets. The fees payable to both the Investment Manager and the Sub-Advisor are calculated and paid in arrears on the last day of each calendar quarter for services performed during that quarter. For purposes of calculating the fee, average weekly net assets are determined on the basis of the Fund's average net assets for each weekly period (ending on Friday) ending during the quarter. The net assets for each weekly period are determined by averaging the net assets on the Friday of such weekly period with the net assets on the Friday of the immediately preceding weekly period. When a Friday is not a Fund business day, the calculation is determined with reference to the net assets of the Fund on the Fund business day immediately preceding such Friday. During the fiscal years ended November 30, 2000 and November 30, 1999, the Fund paid to the Investment Manager fees totalling $709,423 and $596,596, respectively, pursuant to the Investment Management Agreement, and the Fund paid to the Sub-Advisor fees totalling $237,711 and $199,189, respectively, pursuant to the Sub-Advisory Agreement.

  During the past sixty days, there have not been any transactions involving Shares that were effected by the Fund. Based upon the Fund's records and upon information provided to the Fund, there have not been any transactions in Shares that were effected during such period by any director or executive officer of the Fund, any person controlling the Fund, any director or executive officer of any corporation or other person ultimately in control of the Fund, any associate or minority-owned subsidiary of the Fund or any executive officer or director of any subsidiary of the Fund. Based upon information provided or available to the Fund, no director, officer or affiliate of the Fund intends to tender Shares pursuant to the Offer. The Offer does not, however, restrict the purchase of shares pursuant to the Offer from any such person.

  11. Certain Effects of the Offer. The purchase of Shares pursuant to the Offer will have the effect of increasing the proportionate interest in the Fund of Stockholders who do not tender Shares. All Stockholders remaining after the Offer will be subject to any increased risks associated with the reduction in the number of outstanding shares and the reduction in the Fund's assets resulting from payment for the tendered Shares, such as any greater volatility due to decreased portfolio diversification and proportionately higher expenses. Under certain circumstances, the need to raise cash in connection with the purchase of Shares pursuant to the Offer may have an adverse effect on the Fund's NAV and/or income per Share. See Section 7. All Shares purchased by the Fund pursuant to the Offer will be retired and thereafter will be authorized and unissued shares.

  12. Certain Information about the Fund. The Fund was incorporated in Maryland on March 25, 1993 and is registered as a non-diversified, closed-end management investment company under the 1940 Act. The Fund's investment objective is long-term capital appreciation through investment in equity and fixed income securities of Southern African issuers. In seeking to achieve its investment objective, under normal circumstances the Fund invests at least 60% of its total assets in equity securities of Southern African companies. The balance of the Fund's assets are invested in fixed income securities issued or guaranteed by Southern African governments or governmental entities or by Southern African companies, or in equity and fixed income securities of multinational companies the securities of which are listed on a Southern African securities exchange.

  Reference is made to Sections 2, 8 and 9 and to the financial statements referred to in Section 9.

  The principal executive office and business address of the Fund is located at 1345 Avenue of the Americas, New York, New York 10105. The Fund's business telephone number is (212) 969-1000.

  13. Additional Information. An Issuer Tender Offer Statement on Schedule TO (the "Schedule TO") including the exhibits thereto, filed with the Securities and Exchange Commission (the "SEC"), provides certain additional information relating to the Offer, and may be inspected and copied at the prescribed rates at the SEC's public reference facilities at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Schedule TO and the exhibits are available on the EDGAR Database on the SEC's website at http://www.sec.gov and copies of this information may also be obtained after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov or by writing the SEC's Public Reference Branch at 450 Fifth Street, N.W., Washington, D.C. 20549.

  14. Certain United States Federal Income Tax Consequences. The following discussion is a general summary of the U.S. federal income tax consequences of a sale of Shares pursuant to the Offer based on current

U.S. federal income tax law, including applicable Treasury regulations and Internal Revenue Service rulings. Each Stockholder should consult the Stockholder's tax advisor for a full understanding of the tax consequences of such a sale, including potential state, local and foreign taxation by jurisdictions of which the Stockholder is a citizen, resident or domiciliary. In view of the requirement of the Offer that a tendering Stockholder must tender, or cause the tender of, both all of the Shares owned by the Stockholder and all of the Shares attributed to the Stockholder under Section 318 of the Code as of the date of purchase of Shares by the Fund pursuant to the Offer, tax advisors should also be consulted regarding the application of the constructive ownership rules of Section 318. In general, Section 318 provides that Shares owned by certain family members of a tendering Stockholder, and by certain entities in which the Stockholder has a direct or indirect interest, are treated as owned by the Stockholder for purposes of determining the federal income tax consequences of a sale of Shares pursuant to the Offer.

  U.S. Stockholders. It is anticipated that Stockholders (other than tax-exempt persons) who are citizens and/or residents of the U.S., corporations, partnerships or other entities created or organized in or under the laws of the U.S. or any political subdivision thereof, estates the income of which is subject to U.S. federal income taxation regardless of the source of such income, and trusts if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust ("U.S. Stockholders"), and who sell Shares pursuant to the Offer will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash they receive pursuant to the Offer and their adjusted tax basis in the Shares sold. The sale date for tax purposes will be the date the Fund accepts Shares for purchase. This gain or loss will be capital gain or loss if the Shares sold are held by the tendering U.S. Stockholder at the time of sale as a capital asset and will be treated as either long-term capital gain or short-term capital gain if the Shares have been held at that time for more than one year or one year or less, respectively. Any such long-term capital gain realized by a non-corporate U.S. Stockholder will be taxed at a maximum rate of 20%. This U.S. federal income tax treatment, however, is based on the expectation that not all Stockholders will tender their Shares pursuant to the Offer and that the continuing ownership interest in the Fund of tendering Stockholders will be sufficiently reduced. It is therefore possible that the cash received for the Shares purchased would be taxable as a distribution by the Fund, rather than as a gain from the sale of the Shares. In that event, the cash received by a U.S. Stockholder will be taxable as a dividend, i.e., as ordinary income, to the extent of the U.S. Stockholder's allocable share of the Fund's current or accumulated earnings and profits, with the excess of the cash received over the portion so taxable constituting a non-taxable return of capital to the extent of the U.S. Stockholder's tax basis in the Shares sold and with any remaining excess of such cash being treated as either long-term or short-term capital gain from the sale of the Shares depending on how long they were held by the U.S. Stockholder. If cash received by a U.S. Stockholder is taxable as a dividend, the U.S. Stockholder's tax basis in the purchased Shares will be considered transferred to the remaining Shares held by the U.S. Stockholder. In the case of a tendering U.S. Stockholder that is a corporation treated as receiving a distribution from the Fund pursuant to the Offer, special basis adjustments may also be applicable with respect to any Shares of such a U.S. Stockholder not purchased pursuant to the Offer.

  Under the "wash sale" rules under the Code, loss recognized on Shares sold pursuant to the Offer will ordinarily be disallowed to the extent a U.S. Stockholder acquires Shares within 30 days before or after the date the Shares are purchased pursuant to the Offer and, in that event, the basis and holding period of the Shares acquired will be adjusted to reflect the disallowed loss.

  The Depositary may be required to withhold 31% of the gross proceeds paid to a U.S. Stockholder or other payee pursuant to the Offer unless either: (a) the U.S. Stockholder has completed and submitted to the Depositary an IRS Form W-9, providing the U.S. Stockholder's employer identification number or social security number as applicable, and certifying under penalties of perjury that:
(a) such number is correct; (b) either (i) the U.S. Stockholder is exempt from backup withholding, (ii) the U.S. Stockholder has not been notified by the Internal Revenue Service that the U.S. Stockholder is subject to backup withholding as a result of an under-reporting of interest or dividends, or
(iii) the Internal Revenue Service has notified the U.S. Stockholder that the U.S. Stockholder is no longer subject to backup withholding; or (c) an exception applies under applicable law. A Form W-9 is included as part of the Letter of Transmittal for U.S. Stockholders.

  Non-U.S. Stockholders. The U.S. federal income taxation of a Non-U.S. Stockholder on a sale of Shares pursuant to the Offer depends on whether this transaction is "effectively connected" with a trade or business carried on in the U.S. by the Non-U.S. Stockholder as well as the tax characterization of the transaction as either a sale of the Shares or a distribution by the Fund, as discussed above for U.S. Stockholders. If the sale of Shares pursuant to the Offer is not so effectively connected and if, as anticipated for U.S. Stockholders, it gives rise to gain or loss, any gain realized by a Non-U.S. Stockholder upon the tender of Shares pursuant to the Offer will not be subject to U.S. federal income tax or to any U.S. tax withholding, provided, however, that such a gain will be subject to U.S. federal income tax at the rate of 30% (or such lower rate as may be applicable under a tax treaty) if the Non-U.S. Stockholder is a non-resident alien individual who is physically present in the United States for more than 182 days during the taxable year of the sale. If, however, U.S. Stockholders are deemed to receive a distribution from the Fund with respect to Shares they tender, the cash received by a tendering Non-U.S. Stockholder will also be treated for U.S. tax purposes as a distribution by the Fund, with the cash then being characterized in the same manner as described above for U.S. Stockholders. In such an event, the portion of the distribution treated as a dividend to the Non-U.S. Stockholder would be subject to a U.S. withholding tax at the rate of 30% (or such lower rate as may be applicable under a tax treaty) if the dividend does not constitute effectively connected income. If the amount realized on the tender of Shares by a Non-U.S. Stockholder is effectively connected income, regardless of whether the tender is characterized as a sale or as giving rise to a distribution from the Fund for U.S. federal income tax purposes, the transaction will be treated and taxed in the same manner as if the Shares involved were tendered by a U.S. Stockholder.

  Non-U.S. Stockholders should provide the Depositary with a completed Form W-8BEN (or, if appropriate, Form W-8IMY) in order to avoid 31% backup withholding on the cash they receive from the Fund regardless of how they are taxed with respect to their tender of the Shares involved. A copy of Form W-8BEN and Form W-8IMY is provided with the Letter of Transmittal for Non-U.S. Stockholders.

  15. Amendments; Extension of Tender Period; Termination. The Fund reserves the right, at any time during the pendency of the Offer, to amend, extend or terminate the Offer in any respect. Without limiting the manner in which the Fund may choose to make a public announcement of such an amendment, extension or termination, the Fund shall have no obligation to publish, advertise or otherwise communicate any such public announcement, except as provided by applicable law (including Rule 14e-1(d) promulgated under the Exchange Act) and by the requirements of the NYSE (including the listing agreement with respect to the Shares).

  Except to the extent required by applicable law (including Rule 13e-4(f)(1) promulgated under the Exchange Act), the Fund will have no obligation to extend the Offer. In the event that the Fund is obligated to, or elects to, extend the Offer, the purchase price for each Share purchased pursuant to the Offer will be the per Share NAV determined as of the close of the regular trading session of the NYSE on the date after the Expiration Date as extended. No Shares will be accepted for payment until on or after the new Expiration Date.

  16. Miscellaneous. The Offer is not being made to, nor will the Fund accept tenders from, or on behalf of, owners of Shares in any jurisdiction in which the making of the Offer or its acceptance would not comply with the securities or "blue sky" laws of that jurisdiction. The Fund is not aware of any jurisdiction in which the making of the Offer or the acceptance of tenders of, purchase of, or payment for, Shares in accordance with the Offer would not be in compliance with the laws of such jurisdiction. The Fund, however, reserves the right to exclude Stockholders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made or tendered Shares cannot lawfully be accepted, purchased or paid for. So long as the Fund makes a good-faith effort to comply with any state law deemed applicable to the Offer, the Fund believes that the exclusion of holders residing in any such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Fund's behalf by one or more brokers or dealers licensed under the laws of such jurisdiction.

                                          THE SOUTHERN AFRICA FUND, INC.

May 15, 2001

                                                                       EXHIBIT A

                            THE SOUTHERN AFRICA FUND

                            PORTFOLIO OF INVESTMENTS

                               November 30, 2000

Company                                                    Shares   U.S. $ Value
-------                                                   --------- ------------
COMMON STOCKS--92.5%

Botswana--3.0%
Consumer Manufacturing--0.5%
Miscellaneous--0.5%
  Sefalana Holding Company, Ltd. ........................   350,000  $  332,878
                                                                     ----------
Consumer Staples--1.8%
Beverages--1.8%
  Sedhaba Breweries, Ltd. ............................... 1,398,000   1,188,978
                                                                     ----------
Financial Services--0.7%
Insurance--0.7%
  Botswana Insurance Holdings, Ltd. .....................   235,202     477,505
                                                                     ----------
Miscellaneous--0.0%
  Kys Investment, Ltd. ..................................    15,600       2,568
                                                                     ----------
  Total Botswanan Securities
   (cost $1,869,385).....................................             2,001,929
                                                                     ----------
Kenya--0.7%
Consumer Staples--0.7%
Beverages--0.7%
  East African Breweries, Ltd.
   (cost $448,932).......................................   480,390     493,802
                                                                     ----------
Mauritius--1.5%
Consumer Services--0.8%
Restaurants & Lodging--0.8%
  New Mauritius Hotels, Ltd. ............................   167,358     216,918
  Rogers and Company, Ltd. ..............................    83,679     295,249
                                                                     ----------
                                                                        512,167
                                                                     ----------
Consumer Staples--0.3%
Beverages--0.3%
  Mauritius Breweries, Ltd. .............................   102,122     191,191
                                                                     ----------
Financial Services--0.4%
Banking--0.4%
  Mauritius Commercial Bank..............................   100,000     304,230
                                                                     ----------
  Total Mauritian Securities
   (cost $1,154,737).....................................             1,007,588
                                                                     ----------
Namibia--0.9%
Basic Industry--0.3%
Mining & Metals--0.3%
  Namibian Minerals Corp(a)..............................   130,000     199,063
                                                                     ----------

                                                                      U.S. $
Company                                                    Shares      Value
-------                                                   --------- -----------
Consumer Staples--0.6%
Beverages--0.6%
  Namibia Breweries, Ltd. ............................... 1,000,000 $   374,556
                                                                    -----------
Total Namibian Securities
 (cost $1,071,883).......................................               573,619
                                                                    -----------
South Africa--80.1%
Basic Industries--29.4%
Chemicals--8.1%
  Sasol Limited..........................................   772,700   5,459,049
                                                                    -----------
Mining & Metals--21.3%
  Anglo American Platinum Corp...........................    69,100   2,784,527
  Anglo American Plc. ...................................   144,360   7,413,308
  Billiton Plc. .........................................   945,700   3,071,922
  ISCOR, Ltd. ...........................................   784,558   1,028,513
                                                                    -----------
                                                                     14,298,270
                                                                    -----------
                                                                     19,757,319
                                                                    -----------
Consumer Services--9.0%
Broadcasting & Cable--3.2%
  MIH Holdings, Ltd. ....................................   860,192   2,122,011
                                                                    -----------
Printing & Publishing--2.3%
  Nasionale Pers Beperk, N Shares........................   371,860   1,536,909
                                                                    -----------
Retail--General Merchandise--3.5%
  Massmart Holdings, Ltd. ...............................   438,200     577,286
  New Clicks Holdings, Ltd. .............................     6,413       8,159
  Pick "N Pay Stores, Ltd. .............................. 1,255,707   1,792,129
                                                                    -----------
                                                                      2,377,574
                                                                    -----------
                                                                      6,036,494
                                                                    -----------
Consumer Staples--1.8%
Tobacco--1.8%
  Remgro, Ltd ...........................................   213,000   1,213,213
                                                                    -----------
Energy--2.6%
Oil Services--2.6%
  Energy Africa, Ltd ....................................   612,260   1,755,528
                                                                    -----------
Finance--17.6%
Banking--10.8%
  Nedcor, Ltd. ..........................................   195,167   3,957,536
  Standard Bank Investment Corp., Ltd. ..................   966,348   3,326,209
                                                                    -----------
                                                                      7,283,745
                                                                    -----------

                                                                       U.S. $
Company                                                     Shares     Value
-------                                                   ---------- ----------
Insurance--6.8%
  Alexander Forbes, Ltd..................................    652,119 $1,334,980
  Old Mutual Plc.........................................  1,501,000  3,208,466
                                                                     ----------
                                                                      4,543,446
                                                                     ----------
Miscellaneous--0.0%
  BOE Corp...............................................    261,600        338
                                                                     ----------
                                                                     11,827,529
                                                                     ----------
Multi-Industry--10.4%
  Compagnie Financiere Richemont AG......................    124,700  3,427,337
  Johnnic Holdings Limited...............................    394,798  3,105,353
  Venfin, Ltd............................................    213,000    473,181
                                                                     ----------
                                                                      7,005,871
                                                                     ----------
Technology--3.5%
Computer Software--3.5%
  Dimension Data Holdings, Ltd...........................    340,584  2,313,816
                                                                     ----------
Utility--5.8%
Telephone Utility--5.8%
  M-Cell, Ltd............................................  1,513,316  3,909,115
                                                                     ----------
Total South African Securities
 (cost $53,967,075)......................................            53,818,885
                                                                     ----------
United Kingdom--0.6%
Technology--0.6%
Internet--0.6%
  African Lakes Corp(a)
   (cost $820,453).......................................    900,968    415,094
                                                                     ----------
Zambia--0.7%
Consumer Staples--0.7%
Beverages--0.1%
  National Breweries Plc.................................  2,000,000     69,047
                                                                     ----------
Food--0.1%
  Zambia Sugar Co., Ltd.................................. 30,720,000     73,143
                                                                     ----------
Tobacco--0.5%
  Rothmans of Pall Mall--(Zambia) Berhad................. 16,079,032    325,409
                                                                     ----------
Total Zambian Securities
 (cost $1,162,450).......................................               467,599
                                                                     ----------
Zimbabwe--5.0%
Consumer Services--4.0%
Broadcasting & Cable--4.0%
  Econet Wireless Holdings............................... 13,500,000  2,671,071
                                                                     ----------

                                                             Shares or
                                                             Principal
                                                              Amount     U.S. $
                                                               (000)      Value
                                                             --------- -----------
Consumer Staples--1.0%
Beverages--1.0%
  Delta Corp., Ltd.......................................... 4,015,139 $   665,366
                                                                       -----------
Total Zimbabwean Securities
 (cost $2,044,300)..........................................             3,336,437
                                                                       -----------
Total Common Stocks
 (cost $62,539,215).........................................            62,114,953
                                                                       -----------
SHORT-TERM INVESTMENT--0.3%
Time Deposit--0.3%
  Brown Brothers Harriman & Co.
   6.47%, 12/01/00
    (cost $200,000).........................................      $200     200,000
                                                                       -----------
Total Investments--92.8%
 (cost $62,739,215).........................................            62,314,953
Other assets less liabilities--7.2%............................          4,865,666
                                                                       -----------
Net Assets--100%............................................           $67,180,619
                                                                       -----------

--------
(a) Non-income producing security.

                            THE SOUTHERN AFRICA FUND

                       STATEMENT OF ASSETS & LIABILITIES
                               November 30, 2000

Assets
Investments in securities, at value (cost $62,739,215)........... $62,314,953
Cash, at value (cost $5,312,274).................................   5,216,241
Dividends and interest receivable................................     203,603
Prepaid expenses and other assets................................       1,602
                                                                  -----------
  Total assets...................................................  67,736,399
                                                                  -----------
Liabilities
Advisory fee payable.............................................     162,794
Tender fees payable..............................................     123,351
Audit and legal fees payable.....................................      80,000
Custodian fee payable............................................      64,000
Sub-advisory fee payable.........................................      54,265
Administrative fee payable.......................................      12,344
Accrued expenses.................................................      59,026
  Total liabilities..............................................     555,780
                                                                  -----------
  Net assets..................................................... $67,180,619
                                                                  ===========
Composition of Net Assets:
Common stock, at par............................................. $    45,654
Additional paid-in capital.......................................  61,245,257
Undistributed net investment income..............................     759,638
Accumulated net realized gains on investments and foreign
 currency transactions...........................................   5,669,806
Net unrealized depreciation of investments and foreign currency
 denominated assets and liabilities .............................    (539,736)
                                                                  -----------
                                                                  $67,180,619
                                                                  ===========
Net Asset Value Per Share
 (based on 4,565,396 shares).....................................      $14.72
                                                                  ===========


See notes to financial statements.

                            THE SOUTHERN AFRICA FUND

                            STATEMENT OF OPERATIONS

                          Year Ended November 30, 2000

Investment Income
Dividends (net of foreign taxes withheld of $38,838)... $2,090,695
Interest...............................................    120,716 $  2,211,411
                                                        ----------
Expenses
Management fee.........................................    709,423
Sub-advisory fee.......................................    237,711
Custodian..............................................    219,390
Administrative fee.....................................    175,048
Directors' fees and expenses...........................    142,494
Audit and legal........................................    113,321
Registration...........................................     30,738
Printing...............................................     19,164
Transfer agency........................................     14,871
Miscellaneous..........................................     26,099
                                                        ----------
Total expenses.........................................               1,688,259
                                                                   ------------
Net investment income..................................                 523,152
                                                                   ------------
Realized and Unrealized Gain (Loss) on Investments and
 Foreign Currency Transactions
Net realized gain on investment transactions...........               9,454,696
Net realized gain on foreign currency transactions.....                 563,470
Net change in unrealized appreciation/depreciation of:
  Investments..........................................             (19,657,409)
  Foreign currency denominated assets and liabilities..                 (97,922)
                                                                   ------------
Net loss on investments and foreign currency
 transactions..........................................              (9,737,165)
                                                                   ------------
Net Decrease in Net Assets from Operations.............            $ (9,214,013)
                                                                   ============


See notes to financial statements.

                            THE SOUTHERN AFRICA FUND

                       STATEMENT OF CHANGES IN NET ASSETS

                                                     Year Ended    Year Ended
                                                    November 30,  November 30,
                                                        2000          1999
                                                    ------------  ------------
Increase (Decrease) in Net Assets from Operations
Net investment income.............................  $    523,152  $    421,926
Net realized gain (loss) on investments and
 foreign currency transactions....................    10,018,166    (3,659,032)
Net change in unrealized appreciation
 (depreciation) of investments and foreign
 currency denominated assets and liabilities......   (19,755,331)   30,349,680
                                                    ------------  ------------
Net increase (decrease) in net assets from
 operations.......................................    (9,214,013)   27,112,574
Dividends and Distributions to Shareholders from:
Net investment income.............................      (235,479)     (310,672)
Distributions in excess of net realized gains.....             0    (1,828,878)
Tax return of capital.............................             0      (161,170)
Common Stock Transactions
Tender offer (resulting in the redemption of
 240,284 and 1,201,420 shares of its common stock,
 respectively)....................................    (3,986,311)  (17,180,306)
Tender offer costs................................      (142,976)     (149,637)
                                                    ------------  ------------
Total increase (decrease).........................   (13,578,779)    7,481,911
Net Assets:
Beginning of period...............................    80,759,398    73,277,487
                                                    ------------  ------------
End of period (including undistributed net
 investment income of $759,638 for November 30,
 2000)............................................  $ 67,180,619  $ 80,759,398
                                                    ------------  ------------


See notes to financial statements.

                           THE SOUTHERN AFRICA FUND

                         NOTES TO FINANCIAL STATEMENTS

                               November 30, 2000

NOTE A

Significant Accounting Policies

  The Southern Africa Fund, Inc. (the "Fund") was incorporated under the laws of the State of Maryland on March 25, 1993 and is registered under the Investment Company Act of 1940 as a non-diversified, closed-end management investment company. The Fund commenced operations on March 7, 1994. The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make certain estimates and assumptions that affect the reported amounts of asset and liabilities in the financial statements and amounts of income and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of significant accounting policies of the Fund.

1. Security Valuation

  Portfolio securities traded on a national securities exchange or on a foreign securities exchange (other than foreign securities exchanges whose operations are similar to those of the United States over-the-counter market) or on The Nasdaq Stock Market, Inc. are generally valued at the last reported sales price or if no sale occurred, at the mean of the closing bid and asked prices on that day. Readily marketable securities traded in over-the-counter market, securities listed on a foreign securities exchange whose operations are similar to the U.S. over-the-counter market, and securities listed on a national securities exchange whose primary market is believed to be over-the-counter (but excluding securities traded on The Nasdaq Stock Market, Inc.), are valued at the mean of the current bid and asked prices. U.S. government and fixed income securities which mature in 60 days or less are valued at amortized cost, unless this method does not represent fair value. Securities for which current market quotations are not readily available are valued at their fair value as determined in good faith by, or in accordance with procedures adopted by, the Fund's Board of Directors. Fixed income securities may be valued on the basis of prices obtained from a pricing service when such prices are believed to reflect the fair market value of such securities.

2. Currency Translation

  Assets and liabilities denominated in foreign currencies and commitments under forward exchange currency contracts are translated into U.S. dollars at the mean of the quoted bid and asked price of such currencies against the U.S. dollar. Purchases and sales of portfolio securities are translated into U.S. dollars at the rates of exchange prevailing when such securities were acquired or sold. Income and expenses are translated into U.S. dollars at rates of exchange prevailing when accrued.

  Net realized gains or losses on foreign currency transactions represents foreign exchange gains and losses from sales and maturities of foreign fixed-income investments and closed forward exchange currency contracts, holdings of foreign currencies, currency gains and losses realized between the trade and settlement dates on foreign investment transactions and the difference between the amounts of dividends, interest and foreign withholding taxes recorded on the Fund's books and the U.S. dollar equivalent of the amounts actually received or paid.

  Net currency gains and losses from valuing foreign currency denominated assets and liabilities at period end exchange rates are reflected as a component of net unrealized appreciation of investments and foreign currency denominated assets and liabilities.

3. Taxes

  It is the Fund's policy to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income and net realized gains, if any, to shareholders. Therefore, no provisions for federal income or excise taxes are required. Withholding taxes on foreign interest and dividends have been provided for in accordance with the applicable tax requirements.

4. Investment Income and Investment Transactions

  Dividend income is recorded on the ex-dividend date or as soon as the Fund is informed of the dividend. Interest income is accrued daily. Investment transactions are accounted for on the date the securities are purchased or sold. Investment gains and losses are determined on the identified cost basis. The Fund accretes discounts on short-term securities as adjustments to interest income.

5. Dividends and Distributions

  Dividends and distributions to shareholders are recorded on the ex-dividend date. Income and capital gains distributions are determined in accordance with federal tax regulations and may differ from those determined in accordance with accounting principles generally accepted in the United States of America. To the extent these differences are permanent, such amounts are reclassified within the capital accounts based on their federal tax basis treatment; temporary differences do not require such reclassification. During the current fiscal year, permanent differences, primarily due to foreign currency transactions, resulted in a net increase in undistributed net investment income and a corresponding decrease in accumulated net realized gains. This reclassification had no effect on net assets.

NOTE B

Management, Sub-Advisory and Administrative Fees

  Under the terms of the Investment Management Agreement, amended as of May 1, 1998, the Fund pays Alliance Capital Management L.P. (the "Investment Manager") a fee calculated and paid quarterly, based on either (i) .81% of the Fund's average weekly net assets if 90% or less of the Fund's average weekly net assets are invested in securities of South African issuers, or (ii) the sum of (a) .80% of the Fund's average weekly net assets and (b) .10% of the Fund's average weekly net assets not invested in securities of South African issuers if greater than 90% of the Fund's average weekly net assets are invested in securities of South African issuers.

  Under the new terms of the Sub-Advisory Agreement, effective May 31, 1998, the Fund pays Gensec Asset Management (PTY) a fee calculated and paid quarterly equal to an annualized rate of .30 of 1% of the greater of (i) the Fund's average weekly net assets invested in securities of South African issuers or (ii) 90% of the Fund's average weekly net assets during the quarter.

  Under the terms of a Shareholder Inquiry Agency Agreement with Alliance Fund Services, Inc. ("AFS"), an affiliate of the Investment Manager, the Fund reimburses AFS for costs relating to servicing phone inquires for the Fund. The Fund reimbursed AFS $395 during the year ended November 30, 2000.

  Under the terms of an Administrative Agreement, the Fund pays Princeton Administrators, L.P. (the "Administrator") a monthly fee equal to the annualized rate of .20 of 1% of the Fund's average adjusted weekly net assets subject to an annual minimum of $150,000. The Administrator prepares certain financial and regulatory reports for the Fund and provides clerical and other services.

NOTE C

Investment Transactions

  Purchases and sales of investment securities (excluding short-term investments and U.S. government securities) aggregated $39,167,113 and $47,594,724, respectively, for the year ended November 30, 2000. There were no purchases or sales of U.S. government or government agency obligations for the year ended November 30, 2000.

  At November 30, 2000, the cost of investments for federal income tax purposes was $63,295,799. Accordingly, gross unrealized appreciation of investments was $7,048,721 and gross unrealized depreciation of investments was $8,029,566 resulting in net unrealized depreciation of $980,845 (excluding foreign currency transactions).

  During the current fiscal year, the Fund utilized a capital loss carryforward of $3,376,645.

Forward Exchange Currency Contracts

  The Fund enters into forward exchange currency contracts to hedge its exposure to changes in foreign currency exchange rates on its foreign portfolio holdings, to hedge certain firm purchase and sales commitments denominated in foreign currencies and for investment purposes. A forward exchange currency contract is a commitment to purchase or sell a foreign currency at a future date at a negotiated forward rate. The gain or loss arising from the difference between the original contracts and the closing of such contracts is included in net realized gains or losses on foreign currency transactions.

  Fluctuations in the value of forward exchange currency contracts are recorded for financial reporting purposes as unrealized gains or losses by the Fund.

  The Fund's custodian will place and maintain cash not available for investment or other liquid assets in a separate account of the Fund having a value at least equal to the aggregate amount of the Fund's commitments under forward exchange currency contracts entered into with respect to position hedges.

  Risk may arise from the potential inability of a counterparty to meet the terms of a contract and from unanticipated movements in the value of foreign currencies relative to the U.S. dollar.

  At November 30, 2000, the Fund had no outstanding forward exchange currency contracts.

NOTE D

Capital Stock

  There are 100,000,000 shares of $.01 par value capital stock authorized. On May 31, 2000, the Fund purchased and retired 240,284 shares of its outstanding common stock for $16.59 per share pursuant to a tender offer. The Fund incurred tender costs of $142,976, which were charged to additional paid-in-capital. At November 30, 2000, 4,565,396 shares of common stock were outstanding.

NOTE E

Concentration of Risk

  Investment in securities of foreign companies involves special risks which include the possibility of future political and economic developments which could adversely affect the value of such securities. Moreover, securities of many foreign companies and their markets may be less liquid and their prices more volatile than those of comparable U.S. companies.

                           THE SOUTHERN AFRICA FUND

                             FINANCIAL HIGHLIGHTS

 Selected Data For A Share Of Common Stock Outstanding Throughout Each Period

                                     Year Ended November 30,
                           ----------------------------------------------------
                            2000        1999        1998       1997      1996
                           -------    --------    --------   --------  --------
Net asset value,
 beginning of period.....  $ 16.80    $  12.20    $  19.01   $  20.08  $  21.49
Income From Investment
 Operations
Net investment income....      .11(a)      .08(a)      .16        .41       .39
Net realized and
 unrealized gain (loss)
 on investments and
 foreign currency
 transactions............    (2.14)       4.90       (3.96)      1.10      (.30)
                           -------    --------    --------   --------  --------
Net increase (decrease)
 in net asset value from
 operations..............    (2.03)       4.98       (3.80)      1.51       .09
                           -------    --------    --------   --------  --------
Less: Dividends and
 Distributions
Dividends from net
 investment income.......     (.05)       (.05)       (.15)      (.34)     (.59)
Distributions in excess
 of net investment
 income..................        0           0        (.27)         0         0
Distribution from net
 realized gains on
 investments and foreign
 currency transactions...        0           0       (2.59)     (2.24)     (.91)
Distribution in excess of
 net realized gains on
 investments and foreign
 currency transactions...        0        (.30)          0          0         0
Tax return of capital....        0        (.03)          0          0         0
                           -------    --------    --------   --------  --------
Total dividends and
 distributions...........     (.05)       (.38)      (3.01)     (2.58)    (1.50)
                           -------    --------    --------   --------  --------
Net asset value, end of
 period..................  $ 14.72    $  16.80    $  12.20   $  19.01  $  20.08
                           -------    --------    --------   --------  --------
Market value, end of
 period..................  $ 11.25    $13.3125    $10.0625   $ 15.375  $  16.50
                           -------    --------    --------   --------  --------
Total Return
Total investment return
 based on:(b)
Market value.............   (15.24)%     37.53%     (18.11)%     9.28%     6.12%
Net asset value..........   (12.11)%     43.15%     (19.70)%    11.03%      .66%
Ratios/Supplemental Data
Net assets, end of period
 (000's omitted).........  $67,181    $ 80,759    $ 73,277   $114,182  $120,612
Ratio of expenses to
 average net assets......     1.93%       2.39%       2.10%      2.05%     2.04%
Ratio of net investment
 income to average net
 assets..................      .60%        .57%        .95%      2.00%     1.87%
Portfolio turnover rate..       47%         55%         86%        46%       62%

--------
(a) Based on average shares outstanding.
(b) Total investment return is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of the period reported. Dividends and distributions, if any, are assumed for purposes of this calculation, to be reinvested at prices obtained under the Fund's dividend reinvestment plan. Generally, total investment return based on net asset value will be higher than total investment return based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment return based on net asset value will be lower than total investment return based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. Total investment return calculated for a period of less than one year is not annualized.

               REPORT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

To the Shareholders and Board of Directors of The Southern Africa Fund, Inc.

  We have audited the accompanying statement of assets and liabilities of The Southern Africa Fund, Inc. including the portfolio of investments, as of November 30, 2000, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of November 30, 2000, by correspondence with the custodian and others. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The Southern African Fund, Inc. at November 30, 2000, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the indicated periods, in conformity with accounting principles generally accepted in the United States of America.


New York, New York
January 17, 2001

                          TAX INFORMATION (UNAUDITED)

  The Fund intends to make an election under the Internal Revenue Code Section 853 to pass through foreign taxes paid by the Fund to its shareholders. The total amount of foreign taxes that may be passed through to shareholders for the fiscal year ended November 30, 2000 is $38,838. The foreign source of income for information reporting purposes is $1,938,481.

  Shareholders should not use the above information to prepare their tax returns. The information necessary to complete your income tax returns will be included with your Form 1099 DIV which will be sent to you separately in January 2001.

                            THE SOUTHERN AFRICA FUND

                            PORTFOLIO OF INVESTMENTS

                               November 30, 1999

Company                                                     Shares  U.S. $ Value
-------                                                     ------  ------------
COMMON STOCKS--100.6%
BOTSWANA--1.9%
CONSUMER
MANUFACTURING--0.5%
MISCELLANEOUS--0.5%
  Sefalana Holding Company Ltd............................. 350,000  $ 402,400
                                                                     ---------
CONSUMER STAPLES--0.5%
BEVERAGES--0.5%
  Kgolo Ya Sechaba, Ltd.................................... 100,000     16,118
  Sechaba Breweries, Ltd................................... 398,000    436,204
                                                                     ---------
                                                                      452,322
                                                                     ---------
FINANCIAL SERVICES--0.9%
INSURANCE--0.9%
  Botswana Insurance Holdings, Ltd......................... 227,298    708,272
                                                                     ---------
  Total Botswanan Securities
   (cost $1,077,927).......................................          1,562,994
                                                                     ---------
KENYA--0.5%
CONSUMER STAPLES--0.5%
BEVERAGES--0.5%
  East African Breweries, Ltd.
   (cost $421,656)......................................... 452,623    424,713
                                                                     ---------
MALAWI--1.3%
CONSUMER SERVICES--1.3%
PRINTING & PUBLISHING--1.3%
  Press Corporation (a)
   (cost $2,002,638)....................................... 188,750  1,038,125
                                                                     ---------
MAURITIUS--1.5%
CONSUMER SERVICES--0.7%
RESTAURANTS & LODGING--0.7%
  New Mauritius Hotels, Ltd................................ 167,358    320,445
  Rogers and Company, Ltd..................................  83,679    242,811
                                                                     ---------
                                                                       563,256
                                                                     ---------
CONSUMER STAPLES--0.3%
BEVERAGES--0.3%
  Mauritius Breweries, Ltd................................. 102,122    274,153
                                                                     ---------
FINANCIAL SERVICES--0.5%

                                                                        U.S. $
Company                                                      Shares     Value
-------                                                     --------- ----------
BANKING--0.5%
  Mauritius Commercial Bank................................   100,000    365,180
                                                                      ----------
  Total Mauritian Securities
   (cost $1,154,737).......................................            1,202,589
                                                                      ----------
NAMIBIA--1.6%
BASIC INDUSTRY--0.9%
MINING & METALS--0.9%
  Namibian Minerals Corp...................................   130,000    698,750
                                                                      ----------
CONSUMER STAPLES--0.7%
BEVERAGES--0.7%
  Namibia Breweries, Ltd................................... 1,000,000    569,661
                                                                      ----------
  Total Namibian Securities
   (cost $1,071,883).......................................            1,268,411
                                                                      ----------
SOUTH AFRICA--86.8%(b)
BASIC INDUSTRIES--19.9%
CHEMICALS--2.9%
  Sasol Limited............................................   304,000  2,307,956
                                                                      ----------
GOLD--1.5%
  Anglogold, Ltd...........................................    23,560  1,202,625
                                                                      ----------
MINING & METALS--10.4%
  Anglo American Platinum..................................    83,100  2,491,249
  Billiton Plc............................................. 1,018,600  4,885,847
  South African Iron & Steel Industry Corp.................   317,558  1,049,778
                                                                      ----------
                                                                       8,426,874
                                                                      ----------
MISCELLANEOUS--5.1%
  Johnnies Industrial Corp., Ltd...........................   456,468  4,120,121
                                                                      ----------
                                                                      16,057,576
                                                                      ----------

                                                                       U.S.
Company                                                    Shares     $ Value
-------                                                   --------- -----------
CONSUMER SERVICES--16.1%
BROADCASTING & CABLE--5.7%
  MIH Holdings, Ltd. ....................................   707,092 $ 4,583,322
                                                                    -----------
PRINTING & PUBLISHING--3.9%
  Nasionale Pers Beperk, N shares........................   351,000   3,128,342
                                                                    -----------
RETAIL--GENERAL MERCHANDISE--6.5%
  New Clicks Holdings, Ltd. ............................. 1,673,188   2,711,372
  Pick 'N Pay Stores, Ltd. .............................. 1,721,220   2,582,806
                                                                    -----------
                                                                      5,294,178
                                                                    -----------
                                                                     13,005,842
                                                                    -----------
CONSUMER STAPLES--5.9%
BEVERAGES--3.8%
  South African Breweries, Ltd. .........................   326,345   3,067,252
                                                                    -----------
TOBACCO--2.1%
  Rembrandt Group, Ltd. .................................   213,000   1,667,137
                                                                    -----------
                                                                      4,734,389
                                                                    -----------
FINANCIAL SERVICES--20.6%
BANKING--17.1%
  ABSA Group, Ltd. ......................................   198,488     749,436
  Firstrand Limited...................................... 2,203,000   2,673,873
  Nedcor, Ltd. ..........................................   175,198   3,213,809
  Old Mutual Plc......................................... 1,492,000   3,251,888
  Standard Bank Investment Corp., Ltd. .................. 1,122,232   3,928,085
                                                                    -----------
                                                                     13,817,091
                                                                    -----------
INSURANCE--1.9%
  Alexander Forbes, Ltd. ................................   657,600   1,502,538
                                                                    -----------
MISCELLANEOUS FINANCE--1.6%
  Liberty Life Association of Africa, Ltd. ..............   134,858   1,343,991
                                                                    -----------
                                                                     16,663,620
                                                                    -----------
MULTI-INDUSTRY COMPANIES--10.3%
  African Lakes Corp. (c)................................   900,968   1,168,841
  Anglo American Corp. of South Africa, Ltd. ............    76,620   4,497,126
  Compagnie Financiere Richemont AG......................   119,800   2,663,516
                                                                    -----------
                                                                      8,329,483
                                                                    -----------

                                                                      U.S. $
Company                                                    Shares      Value
-------                                                  ---------- -----------
TECHNOLOGY--7.4%
COMPUTER SOFTWARE--7.4%
  Dimension Data Holdings, Ltd..........................    579,084 $ 3,002,867
  Softline, Ltd.........................................  2,165,000   2,968,060
                                                                    -----------
                                                                      5,970,927
                                                                    -----------
UTILITY--6.6%
TELEPHONE UTILITY--6.6%
  M-Cell, Ltd...........................................  2,075,316   5,347,193
                                                                    -----------
  Total South African Securities
   (cost $52,848,851)...................................             70,109,030
                                                                    -----------
ZAMBIA--1.0%
CONSUMER STAPLES--0.2%
BEVERAGES--0.2%
  National Breweries Plc................................  2,000,000     136,122
                                                                    -----------
FOOD--0.1%
  Zambia Sugar Co., Ltd................................. 30,720,000     116,806
                                                                    -----------
TOBACCO--0.7%
  Rothmans of Pall Mall--(Zambia) Berhad................ 16,079,032     519,665
                                                                    -----------
  Total Zambian Securities
   (cost $1,162,451)....................................                772,593
                                                                    -----------
ZIMBABWE--6.0%
CONSUMER STAPLES--1.6%
BEVERAGES--1.6%
  Delta Corp., Ltd......................................  4,015,139   1,262,953
                                                                    -----------

                            THE SOUTHERN AFRICA FUND

                                                                      U.S. $
Company                                                    Shares      Value
-------                                                  ---------- -----------
CONSUMER SERVICES--4.4%
BROADCASTING & CABLE--4.4%
  Econet Wireless Holdings (b).......................... 20,000,000 $ 3,564,875
                                                                    -----------
  Total Zimbabwean Securities
   (cost $2,232,992)....................................              4,827,828
                                                                    -----------
  TOTAL INVESTMENTS--100.6%
   (cost $61,973,135)...................................            $81,206,283
  Other assets less liabilities--(0.6%).................               (446,885)
                                                                    -----------
  NET ASSETS--100%......................................            $80,759,398
                                                                    -----------

--------
(a) U.S. Dollar denominated security.
(b) These securities have been segregated to collateralize forward exchange currency contracts.
(c) Non-income producing security.

See notes to financial statements.

                            THE SOUTHERN AFRICA FUND

                      STATEMENT OF ASSETS AND LIABILITIES

                               November 30, 1999

ASSETS
  Investments in securities, at value (cost $61,973,135).......... $81,206,283
  Foreign cash, at value (cost $1,705,333)........................   1,700,995
  Receivable for investment securities sold.......................     676,776
  Dividends receivable............................................      95,225
                                                                   -----------
    Total assets..................................................  83,679,279
                                                                   -----------
LIABILITIES
  Payable for investment securities purchased.....................   2,184,402
  Advisory fee payable............................................     147,565
  Tender fees payable.............................................     135,090
  Sub-advisory fee payable........................................      49,188
  Net unrealized depreciation of forward exchange currency
   contract.......................................................      22,032
  Administrative fee payable......................................      12,646
  Accrued expenses and other liabilities..........................     368,958
                                                                   -----------
    Total liabilities.............................................   2,919,881
                                                                   -----------
    NET ASSETS.................................................... $80,759,398
                                                                   ===========
COMPOSITION OF NET ASSETS:
  Common stock, at par............................................ $    48,057
  Additional paid-in capital......................................  65,372,141
  Distribution in excess of net investment income.................     (91,505)
  Accumulated net realized losses on investments and
   transactions...................................................  (3,784,890)
  Net unrealized appreciation of investments and foreign currency denominated assets and liabilities.............................  19,215,595
                                                                   -----------
                                                                   $80,759,398
                                                                   ===========
NET ASSET VALUE PER SHARE (based on 4,805,680 shares
 outstanding).....................................................      $16.80
                                                                   ===========

See notes to financial statements.

                            THE SOUTHERN AFRICA FUND

                            STATEMENT OF OPERATIONS

                          Year Ended November 30, 1999

INVESTMENT INCOME
  Dividends (net of foreign taxes withheld of $41,761).. $2,092,786
  Interest..............................................     92,698 $ 2,185,484
                                                         ----------
EXPENSES
  Management fee........................................    596,596
  Audit and legal.......................................    343,413
  Sub-advisory fee......................................    199,189
  Custodian.............................................    185,691
  Directors' fees and expenses..........................    174,357
  Administrative fee....................................    153,979
  Reports and notices to shareholders...................     66,993
  Transfer agency.......................................     13,324
  Amortization of organization expenses.................      3,152
  Registration..........................................      1,550
  Miscellaneous.........................................     25,314
                                                         ----------
    Total expenses......................................              1,763,558
                                                                    -----------
    Net investment income...............................                421,926
                                                                    -----------
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND
 FOREIGN CURRENCY TRANSACTIONS
  Net realized loss on investment transactions..........             (3,627,949)
  Net realized loss on foreign currency transactions....                (31,083)
  Net change in unrealized appreciation/depreciation of:
  Investments...........................................             30,363,470
  Foreign currency denominated assets and liabilities...                (13,790)
                                                                    -----------
  Net gain on investments and foreign currency
   transactions.........................................             26,690,648
                                                                    -----------
NET INCREASE IN NET ASSETS FROM OPERATIONS..............            $27,112,574
                                                                    ===========


See notes to financial statements.

                            THE SOUTHERN AFRICA FUND

                       STATEMENT OF CHANGES IN NET ASSETS

                                                     Year Ended    Year Ended
                                                    November 30,  November 30,
                                                        1999          1998
                                                    ------------  ------------
INCREASE (DECREASE) IN NET ASSETS FROM OPERATIONS
Net investment income.............................  $    421,926  $    892,421
Net realized gain (loss) on investments and
 foreign currency transactions....................    (3,659,032)      400,146
Net change in unrealized appreciation
 (depreciation) of investments
 and foreign currency denominated assets and
 liabilities......................................    30,349,680   (24,121,657)
                                                    ------------  ------------
Net increase (decrease) in net assets from
 operations.......................................    27,112,574   (22,829,090)
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS FROM:
Net investment income.............................      (310,672)     (892,421)
Distributions in excess of net investment income..             0    (1,624,554)
Net realized gains................................             0   (15,558,389)
Distribution in excess of net realized gains......    (1,828,878)            0
Tax return of capital.............................      (161,170)            0
COMMON STOCK TRANSACTIONS
Tender offer (resulting in the redemption of
 1,201,420 shares of its common stock)............   (17,180,306)            0
Tender offer costs................................      (149,637)            0
                                                    ------------  ------------
Total increase (decrease).........................     7,481,911   (40,904,454)
NET ASSETS:
Beginning of year.................................    73,277,487   114,181,941
                                                    ------------  ------------
End of year.......................................  $ 80,759,398  $ 73,277,487
                                                    ============  ============


See notes to financial statements.

                           THE SOUTHERN AFRICA FUND

                               November 30, 1999

NOTE A: Significant Accounting Policies The Southern Africa Fund, Inc. (the "Fund") was incorporated under the laws of the State of Maryland on March 25, 1993 and is registered under the Investment Company Act of 1940 as a non-diversified, closed-end management investment company. The Fund commenced operations on March 7, 1994. The financial statements have been prepared in conformity with generally accepted accounting principles, which require management to make certain estimates and assumptions that affect the reported amounts of asset and liabilities in the financial statements and amounts of income and expenses during the reporting period. Actual results could differ from those estimates. The following is a summary of significant accounting policies of the Fund.

1. Security Valuation

  Portfolio securities traded on a national securities exchange or on a foreign securities exchange (other than foreign securities exchanges whose operations are similar to those of the United States over-the-counter market) are generally valued at the last reported sales price or if no sale occurred, at the mean of the closing bid and asked prices on that day. Readily marketable securities traded in over-the-counter market, securities listed on a foreign securities exchange whose operations are similar to the U.S. over-the-counter market, and securities listed on a national securities exchange whose primary market is believed to be over-the-counter, are valued at the mean of the current bid and asked prices. U.S. government and fixed income securities which mature in 60 days or less are valued at amortized cost, unless this method does not represent fair value. Securities for which current market quotations are not readily available are valued at their fair value as determined in good faith by, or in accordance with procedures adopted by, the Fund's Board of Directors. Fixed income securities may be valued on the basis of prices obtained from a pricing service when such prices are believed to reflect the fair market value of such securities.

2. Currency Translation

  Assets and liabilities denominated in foreign currencies and commitments under forward exchange currency contracts are translated into U.S. dollars at the mean of the quoted bid and asked price of such currencies against the U.S. dollar. Purchases and sales of portfolio securities are translated into U.S. dollars at the rates of exchange prevailing when such securities were acquired or sold. Income and expenses are translated into U.S. dollars at rates of exchange prevailing when accrued. Net realized gains or losses on foreign currency transactions represents foreign exchange gains and losses from sales and maturities of foreign fixed-income investments and closed forward exchange currency contracts, holdings of foreign currencies, currency gains and losses realized between the trade and settlement dates on foreign investment transactions and the difference between the amounts of dividends, interest and foreign withholding taxes recorded on the Fund's books and the U.S. dollar equivalent of the amounts actually received or paid. Net currency gains and losses from valuing foreign currency denominated assets and liabilities at period end exchange rates are reflected as a component of net unrealized appreciation of investments and foreign currency denominated assets and liabilities.

3. Taxes

  It is the Fund's policy to meet the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its investment company taxable income and net realized gains, if any, to shareholders. Therefore, no provisions for federal income or excise taxes are required. Withholding taxes on foreign interest and dividends have been provided for in accordance with the applicable tax requirements.

                           THE SOUTHERN AFRICA FUND

4. Investment Income and Investment Transactions

  Dividend income is recorded on the ex-dividend date or as soon as the Fund is informed of the dividend. Interest income is accrued daily. Investment transactions are accounted for on the date the securities are purchased or sold. Investment gains and losses are determined on the identified cost basis. The Fund accretes discounts on short-term securities as adjustments to interest income.

5. Dividends and Distributions

  Dividends and distributions to shareholders are recorded on the ex-dividend date. Distributions in excess of net realized capital gains are due primarily to differing tax treatments for post-October losses. Income and capital gains distributions are determined in accordance with federal tax regulations and may differ from those determined in accordance with generally accepted accounting principles. To the extent these differences are permanent, such amounts are reclassified within the capital accounts based on their federal tax basis treatment; temporary differences do not require such reclassification. During the current fiscal year, permanent differences, primarily due to tax classification of distribution and tax return of capital, resulted in a net decrease in Distribution in excess of net investment income and additional paid-in capital and a corresponding decrease in accumulated net realized loss. This reclassification had no effect on net assets.

NOTE B: Management, Sub-advisory and Administrative fees

  Under the terms of the Investment Management Agreement, amended as of May 1, 1998, the Fund pays Alliance Capital Management L.P. (the "Investment Manager") a fee calculated and paid quarterly, based on either (i) .81% of the Fund's average weekly net assets if 90% or less of the Fund's average weekly net assets are invested in securities of South African issuers, or (ii) the sum of (a) .80% of the Fund's average weekly net assets and (b) .10% of the Fund's average weekly net assets not invested in securities of South African issuers if greater than 90% of the Fund's average weekly net assets are invested in securities of South African issuers.

  Under the terms of the Sub-Advisory Agreement, effective May 31, 1998, the Fund pays Gensec Asset Management (PTY) a fee calculated and paid quarterly equal to an annualized rate of .30 of 1% of the greater of (i) the Fund's average weekly net assets invested in securities of South African issuers or
(ii) 90% of the Fund's average weekly net assets during the quarter.

  Under the terms of a Shareholder Inquiry Agency Agreement with Alliance Fund Services, Inc. ("AFS"), an affiliate of the Investment Manager, the Fund reimburses AFS for costs relating to servicing phone inquires for the Fund. There were no reimbursements from the Fund to AFS during the year ended November 30, 1999 relating to shareholder servicing costs.

  Under the terms of an Administrative Agreement, the Fund pays Princeton Administrators, L.P. (the "Administrator") a monthly fee equal to the annualized rate of .20 of 1% of the Fund's average adjusted weekly net assets subject to an annual minimum of $150,000. The Administrator prepares certain financial and regulatory reports for the Fund and provides clerical and other services.

NOTE C: Investment Transactions

  Purchases and sales of investment securities (excluding short-term investments and U.S. government securities) aggregated $39,424,193 and $55,116,247, respectively, for the year ended November 30, 1999. There were no purchases or sales of U.S. government or government agency obligations for the year ended November 30, 1999.

  At November 30, 1999, the cost of investments for federal income tax purposes was $62,494,917. Accordingly, gross unrealized appreciation of investments was $21,291,417 and gross unrealized depreciation of investments was $2,580,051 resulting in net unrealized appreciation of $18,711,366 (excluding foreign currency transactions).

                           THE SOUTHERN AFRICA FUND

  At November 30 1999, the Fund had a capital loss carryforward of $3,376,645 which will expire in 2007.

Forward Exchange Currency Contracts

  The Fund enters into forward exchange currency contracts to hedge its exposure to changes in foreign currency exchange rates on its foreign portfolio holdings, to hedge certain firm purchase and sales commitments denominated in foreign currencies and for investment purposes. A forward exchange currency contract is a commitment to purchase or sell a foreign currency at a future date at a negotiated forward rate. The gain or loss arising from the difference between the original contracts and the closing of such contracts is included in net realized gains or losses on foreign currency transactions.

  Fluctuations in the value of forward exchange currency contracts are recorded for financial reporting purposes as unrealized gains or losses by the Fund.

  The Fund's custodian will place and maintain cash not available for investment or other liquid assets in a separate account of the Fund having a value at least equal to the aggregate amount of the Fund's commitments under forward exchange currency contracts entered into with respect to position hedges.

  Risk may arise from the potential inability of a counterparty to meet the terms of a contract and from unanticipated movements in the value of foreign currencies relative to the U.S. dollar.

  At November 30, 1999, the Fund had outstanding forward exchange currency contracts, as follows:

                                              U.S.$
                                  Contract  Value on     U.S.$
                                   Amount  Origination  Current    Unrealized
                                   (000)      Date       Value    Depreciation
                                  -------- ----------- ---------- ------------
Forward Exchange Currency
Sale Contract
South African Rand Settling
 1/26/2000.......................  43,162  $6,972,296  $6,994,328   $(22,032)

NOTE D: Capital Stock

  There are 100,000,000 shares of $.01 par value capital stock authorized. On June 24, 1999, the Fund purchased and retired 1,201,420 shares of its outstanding common stock for $14.30 per share pursuant to a tender offer. The Fund incurred tender offer costs of $149,637 which were charged to additional paid-in capital.

  Of the 4,805,680 shares of Common Stock outstanding at November 30, 1999, the Investment Manager owned 7,100 shares.

NOTE E: Concentration of Risk

  Investment in securities of foreign companies involves special risks which include the possibility of future political and economic developments which could adversely affect the value of such securities.

  Moreover, securities of many foreign companies and their markets may be less liquid and their prices more volatile than those of comparable U.S. companies.

                            THE SOUTHERN AFRICA FUND

                              FINANCIAL HIGHLIGHTS

  Selected Data For A Share Of Common Stock Outstanding Throughout Each Year

                                      Year Ended November 30,
                            ---------------------------------------------------
                              1999        1998       1997      1996      1995
                            --------    --------   --------  --------  --------
Net asset value, beginning
 of year..................  $  12.20    $  19.01   $  20.08  $  21.49  $  18.34
                            --------    --------   --------  --------  --------
Income From Investment
 Operations
Net investment income.....       .08(a)      .16        .41       .39       .17
Net realized and
 unrealized gain (loss) on
 investments and foreign
 currency transactions....      4.90       (3.96)      1.10      (.30)     4.27
                            --------    --------   --------  --------  --------
Net increase (decrease) in
 net asset value from
 operations...............      4.98       (3.80)      1.51       .09      4.44
                            --------    --------   --------  --------  --------
Less: Dividends and
 Distributions
Dividends from net
 investment income........      (.05)       (.15)      (.34)     (.59)     (.52)
Distributions in excess of
 net investment income....         0        (.27)         0         0         0
Distribution from net
 realized gains on
 investments and foreign
 currency transactions....         0       (2.59)     (2.24)     (.91)     (.77)
Distribution in excess of
 net realized gains on
 investments and foreign
 currency transactions....      (.30)          0          0         0         0
Tax return of capital.....      (.03)          0          0         0         0
                            --------    --------   --------  --------  --------
Total dividends and
 distributions............      (.38)      (3.01)     (2.58)    (1.50)    (1.29)
                            --------    --------   --------  --------  --------
Net asset value, end of
 year.....................  $  16.80    $  12.20   $  19.01  $  20.08  $  21.49
                            ========    ========   ========  ========  ========
Market value, end of
 year.....................  $13.3125    $10.0625   $ 15.375  $  16.50  $  16.75
                            ========    ========   ========  ========  ========
Total Return
Total investment return
 based on: (b)
Market value..............     37.53%     (18.11)%     9.28%     6.12%    22.90%
Net asset value...........     43.15%     (19.70)%    11.03%      .66%    27.89%
Ratios/Supplemental Data
Net assets, end of year
 (000's omitted)..........  $ 80,759    $ 73,277   $114,182  $120,612  $129,112
Ratio of expenses to
 average net assets.......      2.39%       2.10%      2.05%     2.04%     2.05%
Ratio of net investment
 income to average net
 assets...................       .57%        .95%      2.00%     1.87%      .94%
Portfolio turnover rate...        55%         86%        46%       62%       41%

--------
(a) Based on average shares outstanding.
(b) Total investment return is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of the year reported. Dividends and distributions, if any, are assumed for purposes of this calculation, to be reinvested at prices obtained under the Fund's dividend reinvestment plan. Generally, total investment return based on net asset value will be higher than total investment return based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment return based on net asset value will be lower than total investment return based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such year.

                           THE SOUTHERN AFRICA FUND

                          REPORT OF ERNST & YOUNG LLP

                             INDEPENDENT AUDITORS

To the Shareholders and Board of
Directors The Southern Africa Fund, Inc.

  We have audited the accompanying statement of assets and liabilities of The Southern Africa Fund, Inc. (the "Fund"), including the portfolio of investments, as of November 30, 1999, and the related statements of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of November 30, 1999, by correspondence with the custodian and others. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The Southern Africa Fund, Inc. at November 30, 1999, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the indicated periods, in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young LLP

New York, New York
January 14, 2000

Tax Information (Unaudited)
  In order to meet certain requirements of the Internal Revenue Code, we are advising you that the fund made capital gain distributions of $1,828,878 during the fiscal year ended November 30, 1999 which are subject to a maximum tax rate 20%.

  Shareholders should not use the above information to prepare their tax returns. The information necessary to complete your income tax returns will be included with your Form 1099 DIV which will be sent to you separately in January 2000.